Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-159624 and 333-170998

The information in this preliminary prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 6, 2010

PROSPECTUS     SUPPLEMENT

(To prospectus dated June 18, 2009)

2,000,000 Shares

Fuel Systems Solutions, Inc.

Common Stock

We are offering up to 2,000,000 shares of our common stock. This prospectus supplement also relates to rights to purchase shares of our common stock issued under our stockholder protection rights agreement. These rights are not currently exercisable and are attached to, and transfer only with, the shares of our common stock sold in this offering.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “FSYS.” The last reported sale price of our common stock on the NASDAQ Global Select Market on December 3, 2010 was $35.59 per share.

Investing in our common stock involves significant risks. You should carefully review the information contained in this prospectus supplement under the heading “Risk Factors” beginning on page S-14 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as the information contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and subsequent Quarterly Reports on Form 10-Q incorporated by reference herein.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to Fuel Systems Solutions, Inc.	$	$

We have granted the underwriters an option to purchase up to 300,000 additional shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover overallotments, if any.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of our common stock sold in this offering are expected to be ready for delivery on or about December     , 2010.

BofA Merrill Lynch	UBS Investment Bank

Stifel Nicolaus Weisel

Lazard Capital Markets	Canaccord Genuity	Craig-Hallum Capital Group

The date of this prospectus supplement is December     , 2010.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. Furthermore, if any statement contained or incorporated by reference in one of these documents is inconsistent with a statement in this prospectus supplement or a document having a later date that is incorporated by reference in this prospectus supplement and the accompanying prospectus, then the statement in the document having the later date modifies or supersedes the earlier statement in accordance with Rule 412 under the Securities Act of 1933, as amended (the “Securities Act”).

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we are required to file with the SEC. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we are required to file with the SEC is only accurate as of the respective dates of those documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we are required to file with the SEC when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Where You Can Find More Information.”

References in this prospectus to “Fuel Systems,” “we,” “us” and “our” refer to Fuel Systems Solutions, Inc., a Delaware corporation, and its subsidiaries and predecessors as a combined entity, except where it is made clear that such term means only Fuel Systems Solutions, Inc., including, without limitation, as issuer of the shares of common stock in this offering.

WHERE YOU CAN FIND MORE INFORMATION

Filings. We are currently subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith file periodic reports, proxy statements and other information with the SEC.

Registration Statement. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock to be sold under this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the shares of our common stock to be sold in this offering, please refer to the registration statement and its exhibits. Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract, agreement or other document are not necessarily complete and each such statement is qualified in all respects by reference to the actual provisions of such contract, agreement or other document.

The predecessor to Fuel Systems was IMPCO Technologies, Inc., and all of our filings with the SEC prior to our reorganization on August 23, 2006 are filed under the name of IMPCO Technologies, Inc. Our periodic and current reports, and any amendments to those reports, are available, free of charge, as soon as reasonably practicable after such report is electronically filed with or furnished to the SEC on our website: www.fuelsystemssolutions.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

You may read and copy all or any portion of the registration statement or any reports, proxy statements and other information we file with the SEC at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. You can also find our SEC filings at the SEC’s web site at http://www.sec.gov.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus and the information incorporated by reference in this prospectus supplement and accompanying prospectus contain certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements may be found throughout this prospectus supplement, particularly under the headings “Prospectus Supplement Summary” and “Risk Factors.” These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, performance or achievements to be materially different from the information expressed in or implied by these forward looking statements. Statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act.

In most cases, you can identify forward looking statements by the following words: “may,” “will,” “would,” “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “seeks,” “on-going” or the negative of these terms or other comparable terminology often identify forward-looking statements, although not all forward-looking statements contain these words. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and beliefs concerning future business conditions, our financial condition, liquidity, results of operations and prospects, or state other “forward-looking” information based on currently available information.

There are a number of important factors that could cause actual results, performance or achievements to differ materially from those expressed in or implied by these forward-looking statements. These important factors include, among other things:

•	the uncertainties in financial and credit markets and the economy;

•	the fluctuation in oil prices and its effect on demand for our products;

•	currency rate fluctuations and devaluations;

•	the repeal or implementation of government regulations relating to reducing vehicle emissions;

•	potential changes in tax policies and government incentives and their effect on the economic benefits of our products to consumers;

•	the potential growth of non-gaseous alternative fuel products and other new technologies;

•	our ability to integrate recently acquired businesses and any future acquisitions and to realize the expected synergies; and

•	the matters referenced under the heading “Risk Factors” herein and in the accompanying prospectus and the documents incorporated by reference herein and in the accompanying prospectus.

These forward-looking statements are not guarantees of future results, performance or achievements and are subject to risks and uncertainties that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by the forward-looking statements set forth herein and therein. You should read the risk factors and the other cautionary statements included or incorporated by reference in this prospectus supplement and accompanying prospectus as being applicable to all of the forward looking statements contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We cannot assure you that any of these forward-looking statements will prove to be accurate. Furthermore, if any of these forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant risks and uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives, strategies and plans in any specified time frame, if at all.

The forward-looking statements contained or incorporated by reference in this prospectus supplement and accompanying prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except to the extent required by applicable securities law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before making a decision to invest in our common stock. To fully understand this offering and its consequences to you, you should read this summary together with the entire prospectus supplement and accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See the sections entitled “Risk Factors” beginning on page S-14 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as the information contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and subsequent Quarterly Reports on Form 10-Q incorporated by reference herein for a discussion of certain risks involved in investing in our securities.

Our Company

We design, manufacture and supply alternative fuel components and systems for use in the transportation and industrial markets on a global basis, primarily outside the United States. Our components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas used in internal combustion engines. Our products improve efficiency, enhance power output and reduce emissions by electronically sensing and regulating the proper proportion of fuel and air required by the internal combustion engine. We also provide engineering and systems integration services to address our individual customer requirements for product performance, durability and physical configuration. For over 50 years, we have developed alternative fuel products. We supply our products and systems to the marketplace through a global distribution network of approximately 360 distributors and dealers in more than 70 countries and more than 100 original equipment manufacturers, or OEMs.

We offer an array of components, systems and fully integrated solutions for our customers, including:

•	fuel delivery—pressure regulators, fuel injectors, flow control valves and other components designed to control the pressure, flow and/or metering of gaseous fuels;

•	electronic controls—solid-state components and proprietary software that monitor and optimize fuel pressure and flow to meet manufacturers’ engine requirements;

•	gaseous fueled internal combustion engines—engines manufactured by OEMs that are integrated with our fuel delivery and electronic controls;

•	systems integration—systems integration support to integrate the gaseous fuel storage, fuel delivery and /or electronic control components and sub-systems to meet OEM and aftermarket requirements;

•	auxiliary power systems—fully integrated auxiliary power systems for truck and diesel locomotives; and

•	natural gas compressors—natural gas compressors and refueling systems for light and heavy duty refueling applications.

Automobile manufacturers, taxi companies, transit and shuttle bus companies and delivery fleets are among the most active customers for our transportation products. Our largest markets for transport products are currently, and have historically been, outside the United States. Manufacturers of industrial mobile equipment and stationary engines are among the most active customers for our industrial products. The wide availability of gaseous fuels in world markets combined with their lower emissions and cost compared to gasoline and diesel fuels is driving rapid growth in the global alternative fuel industry.

Our Industry

Our business is focused on the alternative fuel industry. We believe three independent market factors—economics, energy independence and environmental concerns—are driving the growth of the market for alternative fuel technology. We believe the historic price differential between propane or natural gas and gasoline results in an economic benefit to end users of alternative fuel technology. In transportation markets, the price of alternative fuels such as natural gas or propane is typically substantially less than the price of gasoline. By converting a liquid fueled internal combustion engine to run on propane or natural gas, customers can capitalize on this fuel price differential. End-users may recoup the cost of the conversion within six to eighteen months, depending on the fuel cost disparity prevailing at the time and fuel usage.

In addition to economic benefits of alternative fuels to end-users, some governments have sought to create a demand for alternative fuels in order to reduce their dependence on imported oil and reduce their unfavorable balance of payments by relying on their natural gas reserves. Alternative fuel vehicles that operate on natural gas or propane can lessen the demand for imported crude oil.

The World Energy Outlook 2009 projects the global primary energy demand to grow by 40% between 2007 and 2030 at an average annual rate of 1.5% per year. Even though the earth’s energy resources are adequate to meet this demand, the amount of investment that will be needed to exploit these resources will be higher than in the past. World Energy Outlook 2009 estimated that an investment of $26.0 trillion is needed through 2030. According to the World Energy Outlook 2009, world oil resources are judged to be sufficient to meet the projected growth in demand to 2030; however, a supply-side crunch involving an abrupt escalation in oil prices cannot be ruled out. Consequently, natural gas remains a key fuel in the electric power and industrial sectors. Consumption of natural gas worldwide is expected to rise from 106 trillion cubic feet in 2007 to 152 trillion cubic feet in 2030. Gaseous fuels such as propane and natural gas have significant reserves available worldwide that are less costly to refine compared to crude oil and have historically been less expensive than liquid fuels. According to the U.S. Geological Survey’s World Petroleum Assessment 2000, a significant volume of natural gas remains to be discovered. China and India, the world’s most heavily populated nations, are actively developing their infrastructure to facilitate natural gas consumption and imports.

Environmental concerns have also driven the growth of the alternative fuel industry. According to the Natural Gas Vehicles for America, per unit of energy, natural gas contains less carbon than any other fossil fuel, and thus produces lower carbon dioxide (CO2) emissions per vehicle mile traveled. Tests have shown that vehicles operating on natural gas produce up to 20 to 30 percent less greenhouse gas emissions than comparable diesel and gasoline fueled vehicles. Tests conducted by the U.S. Environmental Protection Agency show that propane-fueled vehicles produce 30 percent to 90 percent less carbon monoxide and about 50 percent fewer toxins and other smog-producing emissions than gasoline engines, as reported by the Propane Education Resource Council.

We are directly involved in two market segments: the transportation segment and the industrial segment, including mobile and power generation equipment. These segments have seen growth in the use of clean-burning gaseous fuels due to the less harmful emissions effects of gaseous fuels and the cost advantage available in many markets of gaseous fuels over gasoline and diesel fuels.

Transportation

According to the most recent statistics from the World LP Gas Association and International Association for Natural Gas Vehicles, there are over fourteen million propane, or LPG, vehicles and nearly ten million natural gas vehicles in use worldwide, either for personal mobility, fleet conveyance or public transportation. As the world’s vehicle population increases, most growth is expected to occur in developing countries within Asia, North Africa and areas of the Middle East. These regions currently have the lowest ratio of vehicles per one thousand people and are slated to grow rapidly over the next ten years as economic improvements stimulate personal vehicle ownership. In Europe, Asia and Latin America, alternative fuel vehicles operating on propane and natural gas are widely available through OEM and aftermarket distribution channels and have gained important penetration of total vehicles in circulation in many countries.

Industrial

Engines in equipment such as forklifts, aerial platforms, sweepers, turf equipment, power generators and other mobile industrial equipment have long been workhorses of developed countries and comprise a significant portion of our global business. With developed countries such as the United States, and the countries in Asia and Europe seeking a broader consensus on regulation of emission sources in an attempt to further reduce air pollution, many countries have legislated, and we believe will continue to legislate, emission standards for this type of equipment.

Our industrial brands focus on serving the market with fuel systems, services and emission certified engine packages. With the imposition of new emissions regulations, OEMs will require advanced technologies that permit the use of gaseous fuels in order to satisfy not only new regulations but also their customers’ requirements for durability, performance and reliability. We have developed and are currently supplying a series of advanced technology alternative fuel systems to the industrial OEM market under the brand name Spectrum®.

Our Competitive Strengths

We believe we have developed a technological leadership position in the alternative fuel industry based on our experience in designing, manufacturing and commercializing alternative fuel delivery products and components; our relationships with leading companies in transportation; our knowledge of the power generation and industrial markets; our financial commitment to research and product development; and our proven ability to develop and commercialize new products. We believe our competitive strengths include:

•	strong technological base;

•	strong global distribution and OEM customer relationships;

•	extensive manufacturing experience;

•	established systems integration expertise; and

•	positioning for global growth.

Our Growth Strategy

We believe that gaseous fuel technology offers a unique combination of environmental and economic benefits and that our products can enable greater proliferation of vehicles and equipment powered by cleaner burning gaseous fuels. Our goal is to become the leading provider of gaseous fuel products and solutions to OEMs and large end-user customers globally in the automotive and industrial sectors.

We believe that the following initiatives will contribute to our success in achieving this objective:

Optimize Global Platform

We believe that our global reach allows us to better serve our OEM and large end-user customers. We manufacture and assemble the majority of our products at our facilities in the United States, Canada, Argentina and Italy. We also have sourcing, assembly and distribution operations in Pakistan, India, Japan, the Netherlands and Brazil. We will continue to seek and implement opportunities to generate efficiencies across our global platform by optimizing production and logistics and centralizing our sourcing activities. In doing so we believe that we can continue to offer our customers competitively priced, high quality products.

Apply Multi-Channel Distribution Model in New Markets

We sell products through a worldwide network encompassing approximately 360 distributors and dealers in more than 70 countries through a sales force that generates sales from distributors, OEMs and large end-users. In addition to our traditional distribution channels, we have begun to offer turnkey vehicle integration services, including our “delayed” OEM distribution model where we take delivery of the product from the OEM, perform the system installation and ship directly to the dealer. This model has been implemented successfully in Europe and our intention is to replicate this strategy in other regions where it provides benefits to our customers.

Leverage Expanded Presence in Latin America and Asia

We have a long history of selling our products in Latin America and believe that the region offers an important market opportunity. With our acquisition of Distribuidora Shopping in 2009, we established an important distribution and manufacturing presence in Argentina which, together with our distribution and assembly organization in Brazil, we believe positions us to further expand our sales in Latin America. We also believe that Asia offers a significant opportunity for us, and we are taking steps to ensure we are positioned to effectively address attractive markets in the region. We have established a joint venture in India which engages in sales, sourcing and product assembly activities in that market. We will continue to evaluate opportunities to expand our capabilities in India, including localizing manufacture of certain components we supply to our OEM customers. We expect to adopt a similar operating strategy in Pakistan where we currently have a subsidiary engaged in sourcing, product assembly and distribution in that market. We will continue to evaluate our strategy for increasing our presence in Latin America and Asia, including greater localization in strategic markets.

Add Complementary Technology and Product Capabilities

Our expertise in alternative fuels for internal combustion engines is applicable to a wide range of transportation and industrial end-user applications. We perceive an important opportunity to apply this technology and know-how to new product categories which we believe will continue to develop due to the superior economics offered by natural gas and propane as well as increasingly stringent emissions regulation. The categories of products requiring certification of conformity with emissions standards before they can be sold in the United States and other jurisdictions are increasing. These trends have created new product opportunities for us in the stationary and small engine markets. Our engine management technology for automotive applications allows us to pursue opportunities in medium and heavy duty truck where natural gas continues to gain significant traction as an alternative to diesel and gasoline. We have also used acquisitions as a tool to add complementary technologies and products and may do so in the future. For example, our acquisition of FuelMaker completed our range of natural gas compressors and allows us to offer fleets a complete solution, adding a refueling option to our Fuel Systems Solutions. Through our recent acquisition of Teleflex Inc.’s Power Systems business, we expanded our operations into the auxiliary power systems market for truck and rail applications. We will continue to evaluate and pursue opportunities to expand our product offerings and leverage our technology and know-how in new market segments.

Become a Leader in Emerging North American Automotive Market Opportunity

We believe that the North American market for alternative fuel vehicles offers an important opportunity for our company. Driven by environmental as well as economic consideration, commercial and government fleets have begun to introduce alternative fuel vehicle technology, including gaseous fuels, as part of their overall fleet strategy. In addition, OEMs have begun to offer gaseous fuel versions of popular fleet vehicles. We have taken steps to expand our ability to support fleets and OEMs as they deploy their alternative fuel vehicle strategies, including our recent acquisitions of PCI’s alternative vehicle business and EvoTek LLC. We will continue to invest in our U.S. operations and leverage our existing relationships with fleet customers and manufacturers as they roll out CNG and LPG versions of fleet vehicles in the U.S. market.

Corporate Information

Our principal executive offices are located at 780 Third Avenue, 25th Floor, New York, New York 10017. Our telephone number is (646) 502-7170 and our web site address is http://www.fuelsystemssolutions.com. We do not incorporate the information on our web site into this prospectus supplement or the accompanying prospectus and you should not consider any information on, or that can be accessed through, our web site as part of this prospectus supplement or the accompanying prospectus.

The Offering

Common stock offered by us	2,000,000 shares[1]

Common stock to be outstanding after this offering	19,621,313 shares[2]

Overallotment option	We have granted the underwriters an option to purchase from us within 30 days of the date of this prospectus supplement up to an additional 300,000 shares of common stock to cover overallotments, if any.

Use of proceeds	Under our committed credit facility with Intesa Sanpaolo S.p.A., we are required to use the net proceeds from this offering to repay the entire balance currently outstanding under such facility, which totaled $4 million as of September 30. Following such mandatory repayment, we expect to use the remaining net proceeds from this offering for working capital and general corporate purposes, which may include expansion of our business, additional repayment of debt and financing of future acquisitions of companies or assets. See “Use of Proceeds” on page S-27.

Risk factors	See “Risk Factors” beginning on page S-14 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as the information contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and subsequent Quarterly Reports on Form 10-Q incorporated by reference herein for a discussion of factors you should consider carefully before making a decision to invest in our common stock.

NASDAQ Global Select Market symbol	FSYS

[1]

The shares of our common stock sold in this offering also include rights to purchase shares of our common stock issued under our stockholder protection rights agreement. These rights are not currently exercisable and are attached to, and transfer only with, the shares of our common stock sold in this offering.

[2]	The number of shares of common stock outstanding after this offering is based on 17,621,313 shares outstanding as of December 3, 2010, which excludes:

•	300,000 shares of common stock issuable pursuant to the underwriters’ overallotment option to purchase additional shares;
•	18,400 shares of treasury stock, issued and not outstanding;
•	63,200 shares subject to outstanding options as of September 30, 2010, having a weighted average exercise price of $11.29 per share;
•	10,370 shares of common stock issuable upon the vesting of restricted stock awards outstanding as of September 30, 2010;
•	392,877 shares of common stock reserved for potential future issuance under our 2009 Incentive Bonus Plan and 2009 Restricted Stock Plan; and
•	89,207 shares of common stock, representing the number of shares of common stock available under the earn-out provisions of certain acquisition agreements, issued and not outstanding.

Unless expressly stated otherwise, the information set forth above and throughout this prospectus supplement assumes no exercise of the underwriter’s overallotment option. See “Underwriting.”

Summary Consolidated Financial Information

The following table sets forth our summary consolidated financial information. You should read the following summary consolidated financial information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and our Annual Report on Form 10-K for the year ended December 31, 2009 and our consolidated financial statements and notes thereto included therein which are incorporated by reference herein. Our summary consolidated financial information as of and for the years ended December 31, 2009, 2008 and 2007 has been derived from, and is qualified by reference to, our audited financial statements. The summarized consolidated financial information as of and for the years ended December 31, 2006 and 2005 is derived from the consolidated financial statements of the company as adjusted to reflect the new authoritative guidance for non-controlling interests. The adjusted financial information presented below is unaudited but has been derived, prior to the adjustments, from consolidated financial statements of the Company. Our unaudited summary consolidated financial information as of and for the nine months ended September 30, 2010 and 2009 has been derived from and is qualified by reference to our unaudited financial statements, which, in the opinion of management, reflect all adjustments necessary for a fair statement of the results for these interim periods. These adjustments consist only of normal recurring adjustments. Our interim results are not necessarily indicative of operations for a full fiscal year. Our historical results are not necessarily indicative of results for any future period.

	Nine Months Ended September 30,		Years Ended December 31,
(in thousands, except per share data)	2010	2009	2009	2008	2007	2006	2005
				(1)	(1)	(1)	(1)
Statements of Operations:
Revenue	$347,525	$288,608	$452,325	$382,697	$265,331	$220,816	$174,539
Cost of revenue	233,357	196,242	303,789	274,060	201,200	166,663	133,717

Gross profit	114,168	92,366	148,536	108,637	64,131	54,153	40,822

Operating expenses
Research and development expense	14,759	10,053	15,151	11,069	7,946	8,056	8,155
Selling, general and administrative expense	37,957	35,388	53,079	47,562	36,906	26,062	26,611
Goodwill impairment loss	—	—	—	3,907	—	—	—
Acquired in-process technology	—	—	—	—	—	—	99

Total operating expenses	52,716	45,441	68,230	62,538	44,852	34,118	34,865

Operating income	61,452	46,925	80,306	46,099	19,279	20,035	5,957
Other income (expense)	466	2,866	2,706	(2,379)	(2,811)	(2,576)	(230)

Income before tax and cumulative effect of a change in accounting principle/extraordinary gain	61,918	49,791	83,012	43,720	16,468	17,459	5,727
Equity share in earnings of unconsolidated affiliates	—	494	852	454	416	685	1,327
Impairment loss in unconsolidated affiliates	—	—	—	—	—	(271)	(1,045)
Income tax expense	(21,315)	(20,311)	(34,023)	(20,161)	(9,159)	(9,293)	(14,438)

Income (loss), net of tax, before cumulative effect of a change in accounting principle/extraordinary gain (2)	40,603	29,974	49,841	24,013	7,725	8,580	(8,429)
Cumulative effect of a change in accounting principle/extraordinary gain, net of tax (3)	—	—	—	243	—	—	(117)

Net income (loss)	40,603	29,974	49,841	24,256	7,725	8,580	(8,546)
Less: Net income attributed to non-controlling interests	(484)	—	(2)	(914)	(1,842)	(1,668)	(1,103)

Net income (loss) attributable to the Company	$40,119	$29,974	$49,839	$23,342	$5,883	$6,912	$(9,649)

	Nine Months Ended September 30,		Years Ended December 31,
(in thousands, except per share data)	2010	2009	2009	2008	2007	2006	2005
				(1)	(1)	(1)	(1)
Net income (loss) per share attributable to the Company (4):
Basic:
Income (loss) from continuing operations before cumulative effect of a change in accounting principle/extraordinary gain attributable to the Company	$2.28	$1.81	$2.96	$1.47	$0.38	$0.46	$(0.71)
Per share effect of the cumulative effect of a change in accounting principle/extraordinary gain	$—	$—	$—	$0.02	$—	$—	$(0.01)

Net income (loss) attributable to the Company	$2.28	$1.81	$2.96	$1.49	$0.38	$0.46	$(0.72)

Diluted:
Income (loss) from continuing operations before cumulative effect of a change in accounting principle/extraordinary gain attributable to the Company	$2.27	$1.80	$2.95	$1.46	$0.38	$0.46	$(0.71)
Per share effect of the cumulative effect of a change in accounting principle/extraordinary gain	$—	$—	$—	$0.02	$—	$—	$(0.01)

Net income (loss) attributable to the Company	$2.27	$1.80	$2.95	$1.48	$0.38	$0.46	$(0.72)

Other Data:
Adjusted EBITDA(4)	$72,812	$58,479	$96,380	$58,430	$25,116	$25,747	$15,948

Balance Sheet Data (at end of period):
Total current assets	$266,826	$273,478	$290,268	$200,648	$155,110	$120,973	$106,883
Total assets	415,961	401,842	417,112	287,327	247,370	190,033	176,323
Total current liabilities	108,499	137,995	148,459	117,886	84,544	63,867	65,817
Long-term obligations	28,551	37,741	25,425	15,484	21,172	18,717	20,187
Total equity	278,911	226,106	243,228	153,957	141,654	116,449	90,319

(1)	Effective January 1, 2009, the Company adopted the new authoritative guidance for non-controlling interests in consolidated financial statements. This guidance outlines new accounting and reporting requirements for ownership interests in subsidiaries held by parties other than the parent (previously known as minority interests) which requires, among other items: (a) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity; (b) the amount of consolidated net income attributable to the parent and the non-controlling interests be clearly identified and presented on the face of the consolidated statement of income; and (c) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. The presentation and disclosure requirements are required to be applied retrospectively for all periods presented. In accordance with this guidance, the Company applied the presentation and disclosure requirements retrospectively to comparative financial statements.

As a result of the adoption, the Company made the following retroactive adjustments: the December 31, 2008, 2007, 2006 and 2005 non-controlling interests balances of $2,000, $6.6 million, $4.8 million and $3.2 million previously presented in other long-term liabilities have been presented as part of stockholders’ equity. In addition, net income attributable to non-controlling interests of $0.9 million, $1.8 million, $1.7 million and $1.1 million for the years ended December 31, 2008, 2007, 2006 and 2005, respectively, has been included in net income/(loss) so that net income/(loss) for those years is $24.3 million, $7.7 million, $8.6 million and ($8.4) million, respectively.

(2)	Includes in the years ended December 31, 2009, 2008, 2007, 2006, and 2005, $5.0 million, $2.9 million, $1.8 million, $0.2 million and $2.6 million, respectively, additions to valuation allowance to establish a reserve for the deferred tax assets that are not more likely than not to be realized (see Note 9 of the notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 which is incorporated by reference in this prospectus supplement and the accompanying prospectus).

(3)	For 2008, extraordinary gain of $0.2 million was recorded related to the repurchase of the 49% of non-controlling interest in IMPCO BV and for 2005, cumulative effect of a change in accounting principle was recorded of $0.1 million.

(4)	We define Adjusted EBITDA as net income (loss) adjusted for income or losses from: provision or benefit for income taxes; equity earnings or losses in unconsolidated affiliates; noncontrolling interests; gains or losses on sale of assets; depreciation and amortization; impairment losses; gains on acquisitions; non-cash stock-based compensation expense; interest expense; and interest income.

Adjusted EBITDA is a supplemental financial measure, which has been determined by methods other than U. S. generally accepted accounting principles (“GAAP”). We use Adjusted EBITDA as one of the metrics to assess our overall financial and operating performance. We believe this non-GAAP measure, as we have defined it, is useful in identifying trends in our performance because it excludes items that have little or no significance to our day-to-day operations. This measure provides an assessment of controllable expenses and affords management the ability to make decisions, which are expected to facilitate meeting current financial goals, as well as achieve optimal financial performance. This measure also provides indicators for management to determine if adjustments to current spending levels are needed.

Adjusted EBITDA provides us with a measure of financial performance that is independent of items that are beyond the control of management in the short term, such as depreciation and amortization, taxation and interest expense. This metric measures our financial performance based on operational factors that management can influence in the short term, namely the cost structure or expenses of the organization.

Adjusted EBITDA has limitations as an analytical tool. Material limitations in making the adjustments to our earnings or losses to calculate Adjusted EBITDA and using the non-GAAP financial measure as compared to net income or loss include:

•	the items excluded from the calculation of Adjusted EBITDA generally represent certain income or expense items that may have a significant effect on our financial results;

•	items determined to be non-recurring in nature could, nevertheless, re-occur in the future; and

•

depreciation and amortization, while not directly affecting our current cash position, represent wear and tear and/or reduction in value of our fixed assets. If the cost to maintain our fixed assets exceeds our expected routine capital expenditures, this could affect our cash flow.

Adjusted EBITDA is not an alternative to net income or loss, income or loss from continuing operations, or cash flows provided by or used in operating activities as calculated and presented in accordance with GAAP. You should not rely on Adjusted EBITDA as a substitute for any such GAAP financial measure. We strongly urge you to review the reconciliation of net income or loss to Adjusted EBITDA presented below, along with our consolidated balance sheets and statements of operations and cash flows. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, this measure as presented may differ from, and may not be comparable to, a similarly titled measure used by other companies.

The following table presents a reconciliation of Adjusted EBITDA to net income:

	Nine Months Ended September 30,		Years Ended December 31,
(in thousands)	2010	2009	2009	2008	2007	2006	2005
Net Income (loss) attributable to the Company	$40,119	$29,974	$49,839	$23,342	$5,883	$6,912	$(9,649)

Add back:
Net Income (loss) attributable to noncontrolling interest	484	—	2	914	1,842	1,668	1,103

Net Income (loss)	40,603	29,974	49,841	24,256	7,725	8,580	(8,546)

Add back:
Interest (income) expense, net	174	1,368	1,909	514	963	705	690
Provision (benefit) for Income taxes	21,315	20,311	34,023	20,161	9,159	9,293	14,438
Equity share in (income) losses of unconsolidated affiliates	—	(494)	(852)	(454)	(416)	(685)	(1,327)
Losses (gains) on disposals of assets	389	242	357	341	29	86	37
Depreciation & Amortization	10,187	8,883	12,195	9,286	7,220	5,838	7,190
Impairment losses	—	—	—	3,907	—	271	1,045
Gain on acquisitions	—	(1,993)	(1,422)	—	—	—	—
Compensation expense related to stock options and restricted stock grants	144	188	329	419	436	1,659	2,421

Adjusted EBIDTA	$72,812	$58,479	$96,380	$58,430	$25,116	$25,747	$15,948

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully review the risk factors set forth below, as well as the risk factors contained in the accompanying prospectus and the documents incorporated herein and therein by reference, and all other information contained or incorporated by reference in this prospectus supplement and accompanying prospectus, including our financial statements and related notes, before making a decision to invest in our common stock. If any of the following risks are realized, our business, financial condition, liquidity, results of operations and prospects may be materially and adversely affected. This could cause the market price of our common stock to decline, and you could lose all or part of your investment. See also the information contained under the heading “Forward-Looking Statements” in this prospectus supplement.

Risks Relating to our Business

The development of our business is dependent on the availability of gaseous fueling infrastructure

Many countries, including the United States, currently have limited or no infrastructure to deliver natural gas and propane to consumers. In the United States, alternative fuels such as natural gas currently cannot be readily obtained by consumers for motor vehicle use, and only a small percentage of motor vehicles manufactured for the United States are equipped to use alternative fuels. Users of gaseous fuel vehicles may not be able to obtain fuel conveniently and affordably, which may adversely affect the demand for our products and services. We cannot assure you that the United States or global market for gaseous fuel engines will expand broadly or, if it does, that it will result in increased sales of our fuel system products.

The success of our recent investments in the automotive alternative fuel transportation business in the United States is contingent on the growth of the gaseous alternative fuel industry in the United States.

We recently expanded our automotive alternative fuel transportation activities in the United States by acquiring two businesses. The return on our investments is dependent among other factors on the expansion of the United States market for vehicles that operate on gaseous alternative fuels. If this market does not expand, the revenues and profits generated by these investments may not justify the purchase prices that we paid for them.

An expansion of OEM offering of gaseous fuel vehicles employing internally developed OEM technology would likely result in a decrease in our revenue and profit margins.

We derive a substantial portion of our revenue from the sale of gaseous fuel systems and components to automobile OEMs. An expansion in the offering of OEM gaseous fuel vehicles employing internally developed OEM technology could reduce demand for our systems and components and would likely have a negative impact on our revenue and profits.

We currently face, and will continue to face, significant competition, which could materially and adversely affect us.

We currently compete with companies that manufacture products to convert liquid-fueled internal combustion engines to gaseous fuels. Our competitors in the future may have greater name recognition, larger customer bases, broader global reach and a wider array of product lines, as well as greater financial resources and access to capital than we have. We are also subject to competition from other alternative fuels and alternative fuel technologies, including ethanol, electric and hybrid electric and fuel cells, and we cannot assure you that such technologies will not be favored over gaseous fuel technologies in the future. We also cannot assure you that our competitors will not create new and improved innovative gaseous fuel technologies. Increases in the market for alternative fuel vehicles may cause automobile or engine manufacturers to develop and produce their own fuel conversion or fuel management equipment rather than purchasing the equipment from suppliers such as us or to employ competing technologies. Further, greater acceptance of alternative fuel engines may result in new competitors. Should any of these events occur, either alone or in combination, the total potential demand for, and pricing of, our products could be negatively affected and cause us to lose business, which could materially and adversely affect us.

New technologies could render our existing products obsolete and materially and adversely affect us.

New developments in technology may negatively affect the development or sale of some or all of our products or make our products obsolete. Our inability to enhance existing products in a timely manner or to develop and introduce new products that incorporate new technologies, conform to increasingly stringent emission standards and performance requirements, and achieve market acceptance in a timely manner could negatively impact our competitive position and may materially and adversely affect us. New product development or modification is costly, involves significant research, development, time and expense and may not necessarily result in the successful commercialization of any new products.

Fluctuation in oil or natural gas prices may result in a decline in the demand for our products and services, which would materially and adversely affect our revenue, operating results and cash flows.

We believe that our sales in recent years have been favorably impacted by changes in consumer demand prompted by rising oil prices and concern over potential increases in oil prices. Conversely, when oil prices decrease and remain low or continue to decrease, it may result in a decline of the demand for our products and services. In addition, volatility in the price of natural gas may have an equal though opposite impact on the demand for our products and services. The potential decline in the demand for our products and services caused by these price fluctuations could materially and adversely affect our revenue, operating results and cash flows.

Our business is directly and significantly affected by regulations relating to reducing vehicle emissions. If current regulations are repealed or if the implementation of current regulations is suspended or delayed, our revenue, operating results and cash flows may decrease significantly.

If regulations relating to vehicle emissions are amended in a manner that may allow for more lenient standards, or if the implementation of such currently existing standards is delayed or suspended, the demand for our products and services could diminish, and our revenue, operating results and cash flows could decrease significantly. In addition, demand for our products and services may be adversely affected by the perception that emission regulations will be suspended or delayed. Accordingly, we rely on stricter emissions regulations, the adoption of which is out of our control and cannot be assured, to stimulate our growth.

We are subject to governmental certification requirements and other regulations, and more stringent regulations in the future may impair our ability to market our products.

We must obtain product certification from governmental agencies, such as the Environmental Protection Agency and the California Air Resources Board, to sell certain of our products in the United States and must obtain other product certification requirements in Europe and other regions. A significant portion of our future revenue will depend upon sales of fuel management products that are certified to meet existing and future air quality and energy standards. We cannot assure you that our products will meet these standards in the future. We incur significant research and developments costs to ensure that our products comply with emissions standards and meet certification requirements in the countries where our products are sold. Our failure to comply with certification requirements could result in the recall of our products and civil or criminal penalties.

Any new government regulation that affects our alternative fuel technologies, whether at the foreign, federal, state, or local level, including any regulations relating to installation and service of these systems, may increase our costs and the price of our systems and adversely affect the effectiveness of the related technologies. As a result, these regulations could materially and adversely affect us.

Changes in tax policies and governmental incentives may reduce or eliminate the economic benefits that make our products attractive to consumers, which could materially and adversely affect us.

In some jurisdictions and from time to time, government authorities may provide tax benefits and incentives for clean-air vehicles, including tax credits, rebates and reductions in applicable tax rates. In certain of our markets, these benefits extend to vehicles powered by our systems and create economic benefits for our customers. Changes in these tax benefits or incentives, such as the expiration at the end of 2009 of the Italian government’s economic incentives for the purchase of new dual fuel consumer automobiles, may reduce or eliminate the economic benefits that make our products attractive to customers, which could materially and adversely affect us. Government authorities in some countries may from time to time use fuel prices as an instrument of fiscal policy and taxation may vary for different types of fuels, including gaseous fuels. Changes in taxation can affect the retail prices for alternative fuels which can negatively impact the attractiveness of our products.

Some of our foreign subsidiaries have done, and may continue to do, business in countries subject to U.S. sanctions and embargoes, including Iran, and we have limited managerial oversight over those activities.

Some of our foreign subsidiaries sell fuel delivery systems, related parts and accessories to customers in Iran, a country that is currently subject to sanctions and embargoes imposed by the U.S. government and the United Nations and a country identified by the U.S. government as a terrorist-sponsoring state. Some of our foreign subsidiaries may in the future make sales to other countries subject to sanctions and embargoes imposed by the U.S. government. Although these sanctions and embargoes do not prohibit our foreign subsidiaries from selling products and providing services in Iran and these other countries, they do prohibit Fuel Systems and our domestic subsidiaries, as well as employees of our foreign subsidiaries who are U.S. citizens, from participating in, approving or otherwise facilitating any aspect of the business activities in Iran and these other countries.

The constraints on our ability to have U.S. persons, including our senior management, provide managerial oversight and supervision over business activities in Iran and other U.S. sanctioned countries may negatively affect the financial or operating performance of such activities. We believe we have procedures in place to conduct these activities in compliance with applicable U.S. laws. Our foreign subsidiaries may also make sales to countries subject to sanctions and embargoes imposed by the European Union. These E.U. sanctions, as well as U.S. sanctions, are complex. We believe we have procedures in place to conduct foreign operations without violating E.U. sanctions. However, if we fail to comply with U.S. laws or E.U. sanctions in our foreign operations, we could be subject to material fines and penalties and incur damage to our reputation, which may lead to a reduction in the market price of our common stock.

In addition, our foreign subsidiaries’ activities in Iran and other U.S. or E.U. sanctioned countries could reduce demand for our common stock among certain of our investors for political reasons.

Recent Iranian sanction laws and regulations have adversely affected our revenues and may cause us other adverse consequences.

On June 9, 2010, the United Nations Security Council by Resolution voted to impose a new and expanded round of sanctions against Iran. On July 27, 2010, the European Union implemented the UN Resolution. On July 1, 2010, President Obama signed into law the new Comprehensive Iran Sanctions and Accountability and Divestment Act of 2010. Moreover, in response to the UN Resolution, other countries around the world have also strengthened and expended laws and regulations imposing sanctions against Iran. This new and expanded round of laws and regulations imposing sanctions on Iran have adversely impacted our revenues derived from Iran. We can offer no assurance that any further expansion of Iranian sanctions will not further adversely affect our revenues and cause us other adverse consequences.

Currency exchange rate fluctuations and devaluations may have a material adverse effect on our revenue and overall financial results.

For the nine months ended September 30, 2010, non-U.S. operations accounted for approximately 86.5% of our revenue. Most revenues and expenses of our non-U.S. operations are in local currency. Our financial statements are presented in U.S. dollars, therefore, gains and losses on the conversion of foreign currency denominated expenses into U.S. dollars could cause fluctuations in our operating results, and fluctuating exchange rates could cause significantly reduced revenue and gross margins from non-U.S. dollar-denominated revenue, which could materially and adversely affect our overall financial results.

Also, for the nine months ended September 30, 2010, Euro denominated revenue accounted for approximately 73.5% of our total revenue; therefore a substantial appreciation in the rate of exchange of the U.S. dollar against the Euro could have a significant adverse affect on our financial results.

We currently do not engage in financial hedging against these risks and may not in the future be able to hedge against these risks.

Adverse currency fluctuations may hinder our ability to economically procure key materials and services from overseas vendors and suppliers and may adversely affect our operating results and cash flows.

Because of our significant operations outside of the United States, we engage in business relationships and transactions that involve many different currencies. Exchange rates between the U.S. dollar and the local currencies in these foreign locations where we do business can vary unpredictably. These variations may have an effect on the prices we pay for key materials and services from overseas vendors in our functional currencies under agreements that are priced in local currencies. If the rate of the U.S. dollar depreciates against local currencies, our effective costs for such materials and services would increase, adversely affecting our operating results and cash flows.

We engage in related party transactions, which could result in a conflict of interest involving our management.

We have engaged in the past, and continue to engage, in a significant number of related party transactions, specifically between the Company’s foreign subsidiaries and members of the family of our Chief Executive Officer, Director and largest stockholder, his brother Pier Costamagna (one of our executive officers who is Managing Director of BRC Group, the principal operating company in our transportation division, and Director of Mechanical Engineering of MTM, S.r.L., a wholly owned subsidiary of BRC), companies in which our Chief Executive Officer’s family has controlling or other ownership interests, companies that our employees and service providers own in whole or in part and former owners of the companies we have purchased in foreign countries. Many of these relationships stem from the fact that when we acquired these foreign subsidiaries they were privately owned and such transactions are not uncommon in privately owned companies. Our Board, its Audit Committee and its Nominating and Corporate Governance Committee seek to review on going related party transactions as well as new transactions which may be proposed for various issues related to the effect on our business. We cannot assure you that the terms of the transactions with these various related parties are on terms as favorable to us as those that could have been obtained in arm’s-length transactions with third parties, or that the existing policies and procedures are sufficient to identify and completely address conflicts of interest that may arise. Related party transactions could result in related parties receiving more favorable treatment than an unaffiliated third party would receive, although these parties may provide goods or services that are not readily available elsewhere in some situations. In addition, related party transactions present difficult conflicts of interest, could result in significant and minor disadvantages to our company and may impair investor confidence, which could materially and adversely affect us. Related party transactions could also cause us to become materially dependent on related parties in the ongoing conduct of our business, and related parties may be motivated by personal interests to pursue courses of action that are not necessarily in the best interests of our company and our stockholders.

We have a significant amount of goodwill and intangible assets that may become impaired, which could impact our results of operations.

Approximately $27.1 million, or 6.5%, of our total assets at September 30, 2010 were net intangible assets, including technology, customer relationships and trade name, and approximately $61.5 million, or 14.8%, of our total assets at September 30, 2010 were goodwill that relates to our acquisitions. We amortize the intangible assets, with the exception of goodwill, based on our estimate of their remaining useful lives and their values at the time of acquisition. We are required to test goodwill for impairment at least on an annual basis, or earlier if we determine it may be impaired due to change in circumstances. We are required to test the other intangible assets with definite useful lives for impairment whenever events or changes in circumstances indicate that the carrying amounts of the intangible assets may not be recoverable. If impairment exists in any of these assets, we are required to write-down the related asset to its estimated recoverable value as of the measurement date. Such impairment write-downs may significantly impact our results of operations.

Reduced consumer or corporate spending due to weakness in the financial markets and uncertainties in the economy, domestically and internationally, may materially and adversely affect our revenue, operating results and cash flows.

We depend on demand from the consumer, OEM, contract manufacturing, industrial, automotive and other markets we serve for the end market applications that use our products and services. All of these markets have been, and may continue to be, affected by the recent instability in global financial markets that have caused extreme economic disruption. Reductions in consumer or corporate demand for our products and services as a result of uncertain conditions in the macroeconomic environment, such as volatile energy prices, inflation, fluctuations in interest rates, difficulty securing credit, extreme volatility in security prices, diminished liquidity, mortgage failures, or other economic factors, may materially and adversely affect our revenue, operating results and cash flows.

Negative economic conditions may also materially impact our customers, suppliers and other parties with which we do business. Economic and financial market conditions that adversely affect our customers may cause them to terminate existing purchase orders, reduce the volume of products they purchase from us in the future or seek price concessions. In connection with the sale of products, we normally do not require collateral as security for customer receivables and do not purchase credit insurance. We may have significant balances owing from customers who operate in cyclical industries or who may not be able to secure sufficient credit in order to honor their obligations to us. Failure to collect a significant portion of amounts due on those receivables could have a material adverse effect on our results of operations, liquidity and financial condition.

Adverse economic and financial market conditions may also cause our suppliers to be unable to provide materials and components to us or may cause suppliers to make changes in the credit terms they extend to us, such as shortening the required payment period for our amounts owing them or reducing the maximum amount of trade credit available to us. While we have not yet experienced changes of this type, they could have a material adverse effect on our results of operations, liquidity and financial condition. If we are unable to successfully anticipate changing economic and financial markets conditions, we may be unable to effectively plan for, and respond to, those changes, and we could be materially and adversely affected.

We are dependent on certain key customers, and the loss of one or more customers could have a material adverse effect on us.

A substantial portion of our business results from revenues from key customers. For the nine months ended September 30, 2010, one customer represented 13.7% of our consolidated revenues. For the nine months ended September 30, 2009, one customer represented 14.5% of our consolidated revenues. In the year ended December 31, 2009, two customers represented 13.0% and 11.6% of our consolidated revenues, respectively. In the year ended December 31, 2008, one customer represented 10.7% of our consolidated revenues. In the year ended December 31, 2007, no customer represented more than 10.0% of our consolidated revenues. Revenues from our top ten customers during the nine months ended September 30, 2010 and 2009 accounted for approximately 48.4% and 59.0% of our consolidated revenues, respectively. Revenues from to our top ten customers during the years ended December 31, 2009, 2008, and 2007 accounted for approximately 62.0%, 36.3%, and 39.7% of our consolidated revenues, respectively. If one or more of these key customers were to reduce their orders from us substantially, we would suffer a decline in revenue, which would likely materially and adversely affect us.

We may not be able to successfully integrate our recently acquired business or any future acquired businesses into our existing worldwide business without substantial expenses, delays or other operational or financial problems.

During 2009 we acquired the Argentine companies Distribuidora Shopping S.A. and Tomasetto Achille, S.A., the Teleflex Systems business, during 2010, we acquired Productive Concepts International LLC’s alternative fuel business and Evotek LLC and as a part of our business strategy we may seek to acquire additional businesses, technologies or products in the future. We cannot assure you that any acquisition or any future transaction we complete will result in long-term benefits to us or our stockholders or that our management will be able to integrate or manage the acquired business effectively, efficiently and in a timely manner. We could also incur unanticipated expenses or losses in connection with any acquisition or future transaction.

Acquisitions entail numerous risks, including difficulties associated with the integration of operations, technologies, products and personnel that, if realized, could harm our operating results. Risks related to potential acquisitions include, but are not limited to:

•	difficulties in combining previously separate businesses into a single unit;

•

inability to overcome differences in foreign business practices, accounting practices, customs and importation regulations, language and other barriers in connection with the acquisition of foreign companies;

•	substantial diversion of management’s time and attention from day-to-day business when evaluating and negotiating such transactions and then integrating an acquired business;

•	discovery, after completion of the acquisition, of liabilities assumed from the acquired business or of assets acquired that are not realizable;

•	costs and delays in implementing, and the potential difficulty in maintaining, uniform standards, controls, procedures and policies, including the integration of different information systems;

•	the presence or absence of adequate internal controls and/or significant fraud in the financial systems of acquired companies; and

•	failure to achieve anticipated benefits such as cost savings and revenue enhancements.

We maintain a significant investment in inventory and have recently made significant investments in the expansion of our operations to meet recent increases in demand for our product without long-term contracts with customers. A decline in our customers’ purchases would lead to a decline in our revenue and could result in a decrease in our operating results and cash flows.

We do not have long-term contracts with our customers. Generally, our product sales are made on a purchase order basis, which allows our customers to reduce or discontinue their purchases from us. Accordingly, we cannot predict the timing, frequency or size of our future customer orders. Our ability to accurately forecast our sales is further complicated by the current global economic and financial uncertainty. We maintain significant inventories at BRC Group, the principal operating company in our transportation division, in an effort to ensure that our European transportation customers have a reliable source of supply. Our total inventory at September 30, 2010 was $91.4 million, an increase of $1.0 million compared to our total inventory at December 31, 2009. If we fail to anticipate the changing needs of our customers and accurately forecast our customer demands, our existing and potential customers may not place orders with us, which would decrease our revenue, and we may accumulate significant inventories of products that we will be unable to sell which may result in a significant decline in the value of our inventory. As a result, our revenue, gross profit and other operating results and cash flows may be materially and adversely affected.

In addition, during 2009, we expanded our operational capacity, including opening new facilities in Italy, to address increased demand for our fuel systems components and systems, and in 2010, we have increased substantially our investment in research and development. We may continue to make significant investments in our business without any guarantees or long-term commitments from our customers that they will continue to purchase our components and systems with the same timing, frequency and size as we expect. As a result, if there is insufficient demand for our components and systems, we may not recover the costs of any increased investment in our operations, which could have a material, adverse effect on our financial position, liquidity and results of operations.

We face risks associated with marketing, distributing, and servicing our products internationally.

In addition to our operations in the United States, we currently operate in Canada, Italy, Australia, India, Pakistan, the Netherlands, Japan, Brazil, Argentina and Venezuela, and market our products and technologies in other international markets, including both industrialized and developing countries. During the nine months ended September 30, 2010 and 2009, approximately 12% and 8% of our revenue, respectively, was derived from sales to customers located within the United States and Canada, and the remaining 88% and 92%, respectively, was derived from sales in Asia, Europe, Latin America and the Middle East. During 2009 and 2008, approximately 8% and 13% of our revenue, respectively, was derived from sales to customers located within the United States and Canada, and the remaining 92% and 87%, respectively, was derived from sales in Asia, Europe, Latin America and the Middle East. Additionally, approximately 91% of our employees and 75% of our approximately 360 distributors and dealers worldwide are located outside the United States. Our combined international operations are subject to various risks common to international activities, such as the following:

•	our ability to maintain good relations with our overseas employees, suppliers, distributors and customers to collect amounts owed from our overseas customers;

•

expenses and administrative difficulties associated with maintaining a significant labor force outside the United States, including, without limitation, the need to comply with employment and tax laws and to adhere to the terms of real property leases and other financing arrangements in foreign nations;

•	exposure to currency fluctuations;

•	potential difficulties in enforcing contractual obligations and intellectual property rights;

•	complying with a wide variety of laws and regulations, including product certification, environmental, and import and export laws;

•	the challenges of operating in disparate geographies and cultures;

•	political and economic instability; and

•	adverse tax consequences, including, without limitation, restrictions on our ability to repatriate dividends from our subsidiaries.

We depend on a limited number of third party suppliers for key materials and components for our products.

We have established relationships with third party suppliers that provide materials and components for our products. A supplier’s failure to supply materials or components in a timely manner or to supply materials and components that meet our quality, quantity or cost requirements, combined with a delay in our ability to obtain substitute sources for these materials and components in a timely manner or on terms acceptable to us, would harm our ability to manufacture our products effectively, or would significantly increase our production costs, either of which could materially and adversely affect us. In addition, we rely on a limited number of suppliers for certain proprietary die cast parts, electronics, software, catalysts and engines for use in our end products. For the nine months ended September 30, 2010 and 2009, approximately 31.6% and 45.5%, respectively, of our purchases of raw materials and services were supplied by ten entities. Approximately 45.7%, 34.6%, and 36.9% of our purchases of raw materials and services during the years ended December 31, 2009, 2008, and 2007, respectively, were supplied by ten entities. During the nine months ended September 30, 2010, no supplier represented more than 10% of our purchases of raw materials and services. During the nine months ended September 30, 2009, one supplier represented 10.0% of our purchases of raw materials and services. During 2009, one supplier represented 12.4% of our purchases of raw materials and services. During 2008, no suppliers represented more than 10% of our purchases of raw materials and services. In 2007, one supplier accounted for approximately 10.4% of our purchases of raw materials and services.

We are highly dependent on certain key personnel.

Our success depends on the management and leadership skills of our senior management team. The unexpected loss of any of these individuals or an inability to attract and retain additional personnel could impede or prevent the implementation of our business strategy. We cannot assure that we will be able to retain all of our existing senior management personnel or attract additional qualified personnel when needed. Additionally, we do not maintain key-man life insurance on any of our senior management personnel.

Mariano Costamagna’s employment agreement may limit our Board of Directors’ ability to change our senior management.

Mariano Costamagna, our Chief Executive Officer and a member of our Board of Directors, has entered into an employment agreement with us that is effective from January 1, 2009 until December 31, 2012. This new employment agreement provides for an annual base salary of $145,000 paid in U.S. dollars and €335,000 paid in Euros, as well as bonuses, benefits and reasonable business expenses. If, during the term of his employment, we terminate Mr. Costamagna’s employment other than for “cause” or disability or if Mr. Costamagna resigns for “good reason,” we must pay Mr. Costamagna a severance payment equal to $5.0 million divided into five equal installments (the first of which is due on the 60th day following termination with subsequent installments due on each anniversary of termination), provided that Mr. Costamagna abides by certain covenants limiting his ability to compete with us, solicit our employees or interfere with our business during those four years following his termination. The required severance payment may limit our Board of Directors’ ability to decide whether to retain or to replace Mr. Costamagna or to reallocate management responsibilities among our senior executives, a fact that could, in certain circumstances, materially and adversely affect us.

Unionized labor disputes at original equipment manufacturer facilities can negatively affect our product sales.

As we become more dependent on vehicle conversion programs with OEMs, we will become increasingly dependent on OEM production and the associated labor forces at OEM sites. For the nine months ended September 30, 2010, direct OEM product sales accounted for approximately 54.3% of our revenue. For the nine months ended September 30, 2009, direct OEM product sales accounted for approximately 62.8% of our revenue. For 2009 and 2008, direct OEM product sales accounted for approximately 64.5% and 39.5% of our revenue, respectively. Labor unions represent most of the labor forces at OEM facilities. In the past, labor disputes have occurred at OEM facilities, which have adversely impacted our direct OEM product sales. Such labor disputes are likely to occur in the future and, if they do occur, they could materially and adversely affect us.

Our business is subject to seasonal influences.

Operating results for any quarter are not indicative of the results that may be achieved for any subsequent quarter or for a full year. Many of the factors that impact our operating results are beyond our control and difficult to predict. They include seasonal work patterns due to vacations and holidays, particularly in our European manufacturing facilities, and fluctuations in demand for the end-user products in which our products are placed.

Our existing debt could adversely affect our business and growth prospects.

At September 30, 2010, we had approximately $19.6 million of outstanding debt and credit lines that allow us to borrow up to an aggregate of $40.3 million. Our level of debt, the cash flow needed to satisfy our debt and the covenants contained in our credit agreements could:

•	limit funds otherwise available for financing our business needs by requiring us to dedicate a portion of our cash flows from operations to the repayment of principal of and interest on this debt;

•	limit our ability to incur additional indebtedness;

•	limit our ability to capitalize on significant business opportunities;

•	place us at a competitive disadvantage to those of our competitors that are less leveraged than we are;

•	make us more vulnerable to rising interest rates;

•	limit dividend payments if we should decide to pay them in the future;

•	make us more vulnerable in the event of a downturn in our business; and

•	prevent us from obtaining additional financing on acceptable terms or limit amounts available under our existing or any future credit facilities.

Class action litigation due to stock price volatility or other factors could cause us to incur substantial costs and divert our management’s time and attention.

From January 1, 2010 through December 3, 2010, our stock price has fluctuated from a low of $24.50 to a high of $51.94. For 2009, our stock price fluctuated from a low of $9.83 to a high of $52.53. During 2008, our stock price fluctuated from a low of $9.80 to a high of $61.24. In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. Companies in the technology industries are particularly vulnerable to this kind of litigation due to the high volatility of their stock prices. Accordingly, we may in the future be the target of securities litigation. Any securities litigation could result in substantial costs and could divert the time and attention of our management.

Our actual operating results may differ materially from our guidance.

From time to time, we release guidance in our quarterly earnings releases, quarterly earnings conference calls or otherwise, regarding our future performance that represent our management’s estimates as of the date of release. This guidance, which includes forward-looking statements, is based on projections prepared by our management. These projections are not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our registered public accountants nor any other independent expert or outside party compiles or examines the projections and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto.

Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. The principal reason that we release guidance is to provide a basis for our management to discuss our business outlook with analysts and investors. We do not accept any responsibility for any projections or reports published by any such persons.

Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions and estimates inherent in the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date of release. Actual results will vary from our guidance and the variations may be material. In light of the foregoing, investors are urged not to rely upon, or otherwise consider, our guidance in making an investment decision in respect of our common stock.

Risks Relating to the Purchase of Our Common Stock

Our use of the offering proceeds may not yield a favorable return on your investment.

Under our committed credit facility with Intesa Sanpaolo S.p.A., we are required to use the net proceeds from this offering to repay the entire balance currently outstanding under such facility, which totaled $4 million as of September 30, 2010. Following such mandatory repayment, we expect to use the remaining net proceeds from this offering for working capital and general corporate purposes, which may include expansion of our business, additional repayment of debt and financing of future acquisitions of companies or assets. Our management has significant discretion over how these remaining net proceeds are used and could spend such net proceeds in ways with which you may not agree. Pending permanent application, we expect to temporarily invest the net proceeds in short-term obligations. However, the proceeds may not be invested in a manner that yields a favorable or any return.

Future issuances or sales of our common stock could adversely affect our stock price.

Substantial issuances or sales of our common stock, including shares issued upon exercise of our outstanding options, in the public market, or the perception by the market that these issuances or sales could occur, could lower the market price of our common stock or make it difficult for us to raise additional equity. As of December 3, 2010, we had 17,621,313 shares of common stock outstanding, excluding 18,400 shares issued by us but held by us as treasury stock and 89,207 shares of common stock, representing the number of shares of common stock available under the earn-out provisions of certain acquisition agreements, issued and not outstanding. Except for the 3,338,229 shares held by Mariano Costamagna, our Chief Executive Officer, Pier Costamagna, Managing Director of BRC Group and Director of Mechanical Engineering of MTM S.r.L., and their respective family members and affiliates, which are subject to the “volume,” “manner of sale” and other selling restrictions of Rule 144, all of these shares are currently freely tradable.

As of September 30, 2010, up to 63,200 shares of our common stock were issuable upon the exercise of options, all of which were vested and exercisable. Subject to applicable vesting and registration requirements, upon exercise of these options, the underlying shares may be resold into the public market. In the case of outstanding options that have exercise prices that are below the market price of our common stock from time to time, investors would experience dilution. We cannot predict if future issuances or sales of our common stock, or the availability of our common stock for issuance or sale, will harm the market price of our common stock or our ability to raise capital by offering equity securities.

In our recent acquisitions in the United States, we structured future potential dollar denominated payments in shares of our common stock valued at closing prices at the time of payment and such payments may require substantial issuances of shares of our common stock.

We may experience volatility in the market price of our common stock due to the lower trading volume and lower public ownership of our common stock.

The market price of our common stock has fluctuated significantly in the past and is likely to continue to be highly volatile. For example, our closing stock price has ranged from $24.50 per share to $51.94 per share between January 1, 2010 and December 3, 2010. Because 19.0% of the outstanding shares of our common stock were owned by affiliates as of September 30, 2010, our common stock is relatively less liquid and therefore more susceptible to large price fluctuations than many other companies’ shares.

Many factors could cause the market price of our common stock to significantly rise and fall, including:

•	fluctuations in our historical or projected results of operations, liquidity or financial condition;

•	our ability to execute our growth strategy;

•	changes in our business, operations, or prospects;

•	our compliance with the requirements of the Sarbanes Oxley Act of 2002 or the Nasdaq Global Select Market;

•	actual, potential or perceived accounting problems;

•

changes in the regulatory environment or the lack of governmental incentives for our gaseous fuel technologies or otherwise unfavorable government or regulatory environment for our products and services;

•	our issuance or sale of common stock or sales of our common stock by affiliates, or the perception of such activity;

•	the hiring or departure of key personnel;

•	actual or perceived conflicts of interest arising from related party transactions;

•	announcements or activities by our competitors;

•	proposed acquisitions by us or our competitors;

•

guidance that disappoints investors or financial results that fail to meet our or public market analysts’ expectations and changes in stock market analysts’ recommendations regarding us, other alternative fuel companies, or the alternative fuel industry in general;

•	adverse judgments or settlements obligating us to pay damages;

•	acts of war, terrorism, or national calamities;

•	industry, domestic and international market and economic conditions; and

•	decisions by investors to de-emphasize investment categories, groups, or strategies that include our company or industry.

In addition, the stock market has recently experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common stock.

You will incur immediate and substantial dilution as a result of this offering and future equity issuances, and as a result, our stock price could decline.

The initial offering price is substantially higher than the net tangible book value per share of our outstanding common stock. As a result, based on our capitalization as of September 30, 2010, investors purchasing common stock in this offering will incur immediate dilution of $1.59 per share of common stock purchased, based on the assumed initial offering price of $35.59 per share and assuming the sale of 2,000,000 shares of our common stock offered hereby and assuming the underwriters’ overallotment option is not exercised. In addition to this offering, subject to market conditions and other factors, it is possible that we will pursue additional financings in the future, as we continue to build our business. In future years, we may need to raise significant additional capital to finance our operations and to fund the development, manufacture and marketing of our products under development and new product opportunities. Accordingly, we may conduct substantial future offerings of equity securities. The exercise of outstanding options and future equity issuances, including the grant of restricted stock awards, future public offerings or future private placements of equity securities and any additional shares issued in connection with acquisitions will result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

We do not anticipate paying any cash dividends in the foreseeable future.

We have never declared or paid any dividends on our common stock. We expect to retain any future operating cash flows to finance the operation and expansion of our business. The timing and amount of future dividend payments, if any, will depend on our historical and projected results of operations, liquidity, financial condition, capital expenditure plans, financing arrangements and other obligations and applicable law and will be at the sole discretion of our board of directors. Therefore, you should not anticipate receiving any cash dividends on our common stock in the foreseeable future.

Our issuance of preferred stock could adversely affect holders of our common stock.

Our board of directors is authorized to issue series of preferred stock without any action on the part of our holders of common stock. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the price of our common stock could be adversely affected.

Our stockholder protection rights agreement and antitakeover provisions of our amended and restated certificate of incorporation and bylaws may prevent or delay a change in control of our company that stockholders may consider favorable or may prevent or delay attempts to replace or remove our board of directors.

We have a stockholder protection rights agreement, commonly referred to as a “poison pill,” in which rights have been granted at the rate of one right for each share of outstanding common stock. Under the agreement, if an acquirer were to accumulate 15% or more of our common stock, each right would entitled its holder to acquire, at an exercise price of $100.00, that number of newly issued shares of our common stock with a value of $200.00. The rights are not exercisable until the business day after: (i) the tenth business day after the date on which a person or entity commences a tender or exchange offer the consummation of which would result in beneficial ownership by such person or entity of 15% or more of our common stock (an “Acquiring Person”), or (ii) the tenth business day after the first date on which we or an Acquiring Person publicly announces that a person or entity has become an Acquiring Person or such earlier or later date as our board of directors may fix. The definition of “Acquiring Person” does not include, among others, any person or entity, such as Mariano Costamagna and/or his affiliates, which already owned 15% or more of our common stock as of the date of the rights agreement or as a result of our issuing shares of common stock in connection with our acquiring another entity. Our board of directors may, at its option, elect to redeem all (but not less than all) of the then outstanding rights at the redemption price of $0.01. By potentially diluting the ownership of an Acquiring Person, our stockholder protection rights agreement may dissuade prospective acquirers of our company.

Our amended and restated certificate of incorporation and bylaws also contain provisions, such as the right of our directors to issue preferred stock from time to time with voting, economic and other rights superior to those of our common stock without the consent of our stockholders, and prohibitions on cumulative voting in the election of directors, all of which could make it more difficult for a third party to acquire us without the consent of our board of directors. In addition, our bylaws provide for our board of directors to be divided into three classes serving staggered terms of three years each, permit removal of directors only for cause by the holders of not less than 80% of the shares entitled to elect the director whose removal is sought, and require 80% stockholder approval to amend certain provisions in our bylaws. Furthermore, our bylaws require advance notice of stockholder proposals and nominations and impose restrictions on the persons who may call special stockholder meetings.

Our stockholder protection rights agreement and the provisions of provisions of our amended and restated certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control of our Company that our stockholders may consider favorable.

USE OF PROCEEDS

Assuming the sale of 2,000,000 shares of our common stock at the initial offering price of $35.59 per share, we estimate that the net proceeds from the sale of shares of our common stock in this offering (after deducting the underwriting discount and offering expenses payable by us) will be approximately $66,943,050, or approximately $77,059,508 if the underwriters exercise their overallotment option in full.

Under our committed credit facility with Intesa Sanpaolo S.p.A. (which has a maturity date of April 30, 2014 and will bear interest, at our option, on either the applicable LIBOR rate plus 2.0%, the bank’s prime rate plus 1.0% or the bank’s cost of funds rate plus 2.0%), we are required to use the net proceeds from this offering to repay the entire balance currently outstanding under such facility, which totaled $4 million as of September 30, 2010. Following such mandatory repayment, we expect to use the remaining net proceeds from this offering for working capital and general corporate purposes, which may include:

•	expansion of our business;

•	additional repayment of debt; and

•	financing of future acquisitions of companies or assets.

Pending permanent application, we expect to temporarily invest the net proceeds in short-term obligations.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2010 (i) on an actual basis and (ii) as adjusted to give effect to our issuance and sale of 2,000,000 shares of our common stock at the assumed initial offering price of $35.59 per share in this offering and the application of the net proceeds of approximately $66,943,050 from this offering plus the repayment of $4 million under our committed credit facility with Intesa Sanpaolo S.p.A.

	September 30, 2010
	Actual	As Adjusted (1)
	(unaudited, in thousands)
Cash and cash equivalents	$75,540	$138,483
Current portion of term loans and other loans	5,923	5,923
Term and other loans (2)	13,708	9,708

	$19,631	$15,631
Shareholders’ equity:
Preferred stock, $0.001 par value, authorized 1,000,000 shares; no shares issued or outstanding, actual or as adjusted	—	—
Common stock, $0.001 par value, authorized 200,000,000 shares; 17,728,470 shares issued and 17,620,863 shares outstanding, actual; 19,728,470 shares issued and 19,620,863 shares outstanding, as adjusted (3)	18	20
Additional paid-in capital	257,795	324,736
Shares held in treasury, 18,400 shares	(584)	(584)
Retained Earnings	10,606	10,606
Accumulated other comprehensive income	7,319	7,319
Total Fuel Systems Shareholders’ Equity	275,154	342,097

Non-controlling interests	3,757	3,757
Total Shareholders’ Equity	278,911	345,854

Total Capitalization	$298,542	$361,485

(1)	Assumes no exercise of the underwriters’ option to purchase up to 300,000 additional shares of our common stock to cover overallotments, if any.

(2)	Under our committed credit facility with Intesa Sanpaolo S.p.A., we are required to use the net proceeds from this offering to repay the entire balance currently outstanding under such facility, which totaled $4 million as of September 30, 2010.

(3)	The table above does not include:

•	18,400 shares of treasury stock, issued and not outstanding;
•	63,200 shares subject to outstanding options as of September 30, 2010, having a weighted average exercise price of $11.29 per share;
•	10,370 shares of common stock issuable upon the vesting of restricted stock awards outstanding as of September 30, 2010;
•	392,877 shares of common stock reserved for potential future issuance under our 2009 Incentive Bonus Plan and 2009 Restricted Stock Plan;
•	89,207 shares of common stock, representing the number of shares of common stock available under the earn-out provisions of certain acquisition agreements, issued and not outstanding; and
•	450 shares of common stock issued after September 30, 2010.

PRICE RANGE OF COMMON STOCK

Our common stock is traded on the NASDAQ Global Select Market under the symbol “FSYS.” The last reported sales price for our common stock on December 3, 2010 was $35.59 per share. The high and low per share prices of our common stock as reported on the NASDAQ Global Select Market were as follows:

	High	Low
Year Ending December 31, 2008
First Quarter	$14.94	$9.80
Second Quarter	$41.90	$12.96
Third Quarter	$61.24	$25.68
Fourth Quarter	$40.00	$21.92
Year Ended December 31, 2009
First Quarter	$36.34	$9.83
Second Quarter	$26.75	$12.77
Third Quarter	$38.34	$18.13
Fourth Quarter	$52.53	$30.72
Year Ended December 31, 2010
First Quarter	$51.94	$26.09
Second Quarter	$34.89	$24.68
Third Quarter	$40.00	$24.50
Fourth Quarter (through December 3, 2010)	$42.65	$33.25

For a description of our common stock, see “Description of Capital Stock” in the accompanying prospectus dated June  18, 2009.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. We expect to retain any future operating cash flows to finance the operation and expansion of our business. The timing and amount of future dividend payments, if any, will depend on our historical and projected results of operations, liquidity, financial condition, capital expenditure plans, financing arrangements and other obligations and applicable law and will be at the sole discretion of our board of directors. Therefore, you should not anticipate receiving any cash dividends on our common stock in the foreseeable future.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME AND

ESTATE TAX CONSIDERATIONS FOR NON-U.S. STOCKHOLDERS

The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of our common stock as of the date hereof. Except where noted, this summary deals only with common stock that is purchased in this offering and held as a capital asset by a non-U.S. holder.

A “non-U.S. holder” means a person (other than a partnership) that is not for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity taxable as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the common stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Dividends

Distributions that we make to a non-U.S. holder of our common stock that constitute dividends for United States federal income tax purposes generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A distribution will constitute a dividend for United States federal income tax purposes to the extent it is paid out of our current or accumulated earnings and profits as determined for United States federal income tax purposes. Any distribution not constituting a dividend will be treated first as reducing the non-U.S. holder’s basis in its shares of common stock and, to the extent it exceeds the non-U.S. holder’s basis, as capital gain. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment maintained by the non-U.S. holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are passthrough entities rather than corporations or individuals.

A non-U.S. holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Gain on Disposition of Common Stock

Any gain realized on the disposition of our common stock generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

subject to certain exceptions, we are or have been a “United States real property holding corporation” for United States federal income tax purposes. We believe that we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses realized during the same taxable year, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

Federal Estate Tax

Common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty or exchange of information treaty.

A non-U.S. holder may be subject to backup withholding (currently at a rate of 28%) for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non- U.S. holder’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Recent Legislative Developments Potentially Affecting Taxation of Common Stock Held by or through Non-United States Entities.

The Foreign Account Tax Compliance provisions of the recently enacted Hiring Incentives to Restore Employment Act, referred to as the Hire Act, generally impose a new reporting and 30% withholding tax regime with respect to certain U.S. source income and gross proceeds from a sale or other disposition of property that can produce U.S. source income, such as dividends paid by us and gross proceeds from a sale or other disposition of our common stock, referred to as withholdable payments, to certain non-U.S. holders who fail to comply with the Hire Act’s new reporting and disclosure requirements. The new withholding rules generally apply to withholdable payments made after December 31, 2012.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC are acting as representatives (the “representatives”) of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
Stifel, Nicolaus & Company, Incorporated
Lazard Capital Markets LLC
Canaccord Genuity Inc.
Craig-Hallum Capital Group LLC

Total	2,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $             per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $             per share to other dealers. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

The expenses of this offering, not including the underwriting discount, are estimated at $500,000 and are payable by us.

Overallotment Option

We have granted an option to the underwriters to purchase up to 300,000 additional shares of our common stock at the public offering price, less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We and our executive officers and directors have agreed not to sell or transfer any shares of our common stock or securities convertible into or exchangeable or exercisable for or repayable with shares of our common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of the representatives. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any shares of our common stock,

•	sell any option or contract to purchase any shares of our common stock,

•	purchase any option or contract to sell any shares of our common stock,

•	grant any option, right or warrant for the sale of any shares of our common stock,

•	lend or otherwise dispose of or transfer any shares of our common stock,

•	request or demand that we file a registration statement related to any shares of our common stock, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any shares of our common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to any shares of our common stock and to securities convertible into or exchangeable or exercisable for or repayable with shares of our common stock. It also applies to any shares of our common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. In the event that either (x) during the last 17 days of the lock-up period referred to above, we issue an earnings release or material news or a material event relating to us occurs or (y) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Listing

Our shares of common stock are listed on the NASDAQ Global Select Market under the symbol “FSYS.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares of common stock offered hereby is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing shares of our common stock. However, the representatives may engage in transactions that stabilize the market price of our common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ overallotment option. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are sales in excess of the underwriters’ overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the market price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the completion of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the market price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NASDAQ Global Select Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the market price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the market price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in a passive market making and may end passive market making activities at any time.

Electronic Offer, Sale and Distribution of Shares

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated may facilitate Internet distribution for this offering to certain of its Internet subscription customers. Merrill Lynch, Pierce, Fenner & Smith Incorporated may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet web site maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated. Other than the prospectus in electronic format, the information on the Merrill Lynch, Pierce, Fenner & Smith Incorporated web site is not part of this prospectus supplement or the accompanying prospectus.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area (“EEA”) and the United Kingdom

In relation to each Member State of the EEA which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of common stock offered hereby may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	by the underwriters to fewer than 100 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock offered hereby in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that all offers of shares of common stock will be made pursuant to an exemption under the Prospectus Directive, as implemented in the Relevant Member States, from the requirement to produce a prospectus for offers of shares. Accordingly, any person making or intending to make any offer of shares within the EEA which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus supplement and the accompanying prospectus.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus supplement and the accompanying prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

(A)	it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(B)	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in this offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives have been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) high net worth entities (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, or (iii) other persons to whom it may lawfully be communicated in accordance with the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares of common stock offered hereby may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to us, this offering or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of the shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of our common stock.

Notice to Prospective Investors in the Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares of common stock offered hereby may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares should conduct their own due diligence on the shares. If you do not understand the contents of this document, you should consult an authorised financial adviser.

Notice to Prospective Investors in Hong Kong

This prospectus supplement and the accompanying prospectus have not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The shares of common stock offered hereby will not be offered or sold in Hong Kong other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in this document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock offered hereby may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the securities under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Notice to Prospective Investors in Japan

The shares of common stock offered hereby have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Australia

No prospectus, disclosure document, offering material or advertisement in relation to the shares of common stock offered hereby has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Accordingly, a person may not (a) make, offer or invite applications for the issue, sale or purchase of shares within, to or from Australia (including an offer or invitation which is received by a person in Australia) or (b) distribute or publish this prospectus supplement and the accompanying prospectus or any other prospectus, disclosure document, offering material or advertisement relating to the shares in Australia, unless (i) the minimum aggregate consideration payable by each offeree is the U.S. dollar equivalent of at least A$500,000 (disregarding moneys lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Act 2001 (CWLTH) of Australia; and (ii) such action complies with all applicable laws and regulations.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Day Pitney LLP, New York, New York. Sidley Austin LLP, New York, New York will act as counsel to the underwriters in this offering.

EXPERTS

The consolidated financial statements as of December 31, 2009 and for the year ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Teleflex Inc. Power Systems business that registrant acquired as of December 31, 2009) as of December 31, 2009 incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and consolidated financial statement schedule as of December 31, 2008 and for each of the two years in the period ended December 31, 2008 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information that is superseded by information included directly in this prospectus supplement or the accompanying prospectus. Any statement contained in this prospectus supplement, the accompanying prospectus or a document incorporated herein or therein by reference will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or any other filed document that is incorporated by reference herein or therein subsequently modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act).

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;

•	Current Reports on Form 8-K filed on January 28, 2010, May 20, 2010, June 25, 2010, August 5, 2010 and September 8, 2010;

•	The description of capital stock contained in registration statement on Form 8-A filed August 25, 2006, including any amendment or report filed for the purpose of updating such description; and

•

The description of common stock purchase rights contained in registration statement on Form 8-A filed August 25, 2006, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC prior to the termination of this offering under the terms of:

•	Sections 13(a) and (c) of the Exchange Act;

•	Section 14 of the Exchange Act; and

•	Section 15(d) of the Exchange Act.

We are not, however, incorporating, in each case, any documents or information that have been “furnished” but not “filed” for purposes of the Exchange Act.

We will provide a copy of any and all of the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. Written requests for copies should be directed to Attn: Matthew Beale, Fuel Systems Solutions, Inc., 780 Third Avenue, 25th Floor, New York, New York 10017. Telephone requests for copies should be directed to Mr. Beale at (646) 502-7170.

PROSPECTUS

$100,000,000

Fuel Systems Solutions, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time in one or more offerings offer and sell up to $100,000,000 aggregate dollar amount of common stock, preferred stock, debt securities, warrants, units or any combination of the foregoing, either individually or comprised of one or more of the other securities. We will provide the specific terms for each of these securities in supplements to this prospectus. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in the accompanying prospectus supplement applicable to the sale of such securities. You should read carefully this prospectus and any supplement before you invest.

Our common stock is listed for trading on the NASDAQ Global Market under the symbol “FSYS.”

Investing in our securities involves risks. You should carefully review the information contained in this prospectus under the heading “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 18, 2009.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you additional or different information from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

i

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

References in this prospectus to “Fuel Systems,” “we,” “us” and “our” refer to Fuel Systems Solutions, Inc., a Delaware corporation, and its subsidiaries and predecessors as a combined entity, except where it is made clear that such term means only Fuel Systems Solutions, Inc.

Our principal executive offices are located at 780 Third Avenue, 25th Floor, New York, New York 10017. Our telephone number is (646) 502-7170 and our web site address is http://www.fuelsystemssolutions.com. We do not incorporate the information on our web site into this prospectus and you should not consider any information on, or that can be accessed through, our web site as part of this prospectus.

RATIOS OF EARNINGS TO FIXED CHARGES

We present below our ratios of earnings to fixed charges. Earnings available to cover fixed charges consist of income before income taxes, equity share in income of unconsolidated affiliates and extraordinary gain plus fixed charges. Fixed charges consist of interest expense and the portion of rental expense we believe to be a reasonable approximation of the interest factor. Earnings were insufficient to cover fixed charges by $15.1 million for the year ended December 31, 2004. No shares of our preferred stock were outstanding during the years ended December 31, 2008, 2007, 2006, 2005 and 2004, and we did not pay preferred stock dividends during these periods. Consequently, the ratios of earnings to fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges for the same periods listed above.

	Quarter Ended March 31,	Year Ended December 31,
	2009	2008	2007	2006	2005	2004
Earnings available to cover fixed charges	$12,607	$46,726	$19,123	$20,450	$7,851	$(8,790)
Fixed charges	917	2,778	2,655	2,238	2,124	6,270
Ratio of earnings to fixed charges	13.8	16.8	7.2	9.1	3.7	—

SECURITIES WE MAY OFFER

With this prospectus, we may offer shares of common stock, preferred stock, debt securities and warrants, or any combination of the foregoing, either individually or comprised of one or more of the other securities. The offering will be a primary offering by us and not a secondary offering by any selling security holders. The aggregate initial offering price of all securities we sell in the primary offering under this prospectus will not exceed $100,000,000. If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends. Each holder of our common stock is entitled to one vote per share. Holders of our common stock have no preemptive rights. In this prospectus, we provide a general description of, among other things, our dividend policy and the rights and restrictions that apply to holders of our common stock.

Preferred Stock

We may issue shares of preferred stock in one or more classes or series. Our board of directors or a committee designated by our board of directors will determine the dividend, voting and conversion rights and other provisions at the time of sale. The particular terms of each class or series of preferred stock, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby.

Debt Securities

We may offer debt obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We will issue debt securities under an indenture to be entered between us and a trustee; a form of the indenture is included as an exhibit to the registration statement of which this prospectus is a part. The indenture does not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders, if any, of our subsidiaries. Our board of directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue the warrants by themselves or together with debt securities, preferred stock or common stock and the warrants may be attached to or separate from any offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our board of directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby.

ABOUT FUEL SYSTEMS

Overview

Fuel Systems is a leading designer, manufacturer and supplier of time-tested, cost-effective alternative fuel components and systems for use in transportation and industrial applications. We have been a leader in the alternative fuels industry for over 50 years.

Our components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas used in internal combustion engines. These components and systems feature our advanced fuel system technologies, which improve efficiency, enhance power output and reduce emissions by electronically sensing and regulating the proper proportion of fuel and air required by the internal combustion engine. In addition to our components and systems, we provide engineering and systems integration services to address unique customer requirements for performance, durability and configuration.

We sell our components and systems through a worldwide network of customers encompassing over 330 distributors and dealers in over 60 countries and over 90 original equipment manufacturers or OEMs. Our customers are some of the largest, well-known OEMs and distributors in the transportation and industrial markets.

We are one of the few providers of alternative gaseous-fueled solutions that meet requirements to work directly with original equipment manufacturers, or OEMs. We work closely with our key customers to develop solutions that fit their technology and product roadmaps, allowing us to stay on the forefront of our industry’s technology. We pioneered the post-production OEM method, which enables us to integrate our solutions directly into OEM products in our own facilities, providing convenience to our customers and ensuring quality before distribution to end users.

We believe we have developed a leadership position in the alternative fuel industry based on our experience in designing, manufacturing and commercializing alternative fuel delivery products and components. We believe our competitive strengths include:

•	strong technological base and established technical expertise;

•	broad product offering, which enables us to address dynamic market demands;

•	positioning for global growth in a fragmented industry;

•	strong global distribution and OEM customer relationships; and

•	multi-channel distribution network, leveraging our unique post-production OEM method.

We manufacture and assemble the majority of our products at our facilities in Santa Ana, California, Cherasco, Italy, Buenos Aires, Argentina and, to a lesser extent, at some of our other international facilities. Current manufacturing operations consist primarily of mechanical assembly and light machining. We rely on outside suppliers for parts and components and obtain components for products from a variety of domestic and foreign automotive and electronics suppliers, die casters, stamping operations, specialized diaphragm manufacturers and machine shops.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our securities. If any of the following risks occur, our business, financial conditions or results of operations may be materially and adversely affected.

Risks Relating to our Business

Reduced consumer or corporate spending due to weakness in the financial and credit markets and uncertainties in the economy, domestically and internationally, may adversely affect our revenue and operating results.

We depend on demand from the consumer, OEM, contract manufacturing, industrial, automotive and other markets we serve for the end market applications that use our products. All of these markets have been and may continue to be affected by the recent instability in global financial markets that have caused extreme economic disruption in recent months. Reductions in consumer or corporate demand for our products as a result of uncertain conditions in the macroeconomic environment, such as volatile energy prices, inflation, fluctuations in interest rates, difficulty securing credit, extreme volatility in security prices, diminished liquidity, mortgage failures, or other economic factors, negatively affect our revenue and operating results could be adversely affected. We realized a slow decline in demand for products in the industrial market during most of 2008, which impacted sales in our IMPCO operating division. The demand for our products in the automotive aftermarket and from post-production OEMs, however, continued to increase during most of 2008, though we did notice a reduction in demand in the automotive aftermarket in the fourth quarter 2008 and first quarter 2009.

Negative economic conditions may also materially impact our customers, suppliers and other parties with which we do business. Economic and financial market conditions that adversely affect our customers may cause them to terminate existing purchase orders or to reduce the volume of products they purchase from us in the future. In connection with the sale of products, we normally do not require collateral as security for customer receivables and do not purchase credit insurance. We may have significant balances owing from customers who operate in cyclical industries or who may not be able to secure sufficient credit in order to honor their obligations to us. Failure to collect a significant portion of amounts due on those receivables could have a material adverse effect on our results of operations and financial condition.

Adverse economic and financial markets conditions may also cause our suppliers to be unable to provide materials and components to us or may cause suppliers to make changes in the credit terms they extend to us, such as shortening the required payment period for our amounts owing them or reducing the maximum amount of trade credit available to us. While we have not yet experienced changes of this type, if we did they could significantly affect our liquidity and could have a material adverse effect on our results of operations and financial condition. If we are unable to successfully anticipate changing economic and financial markets conditions, we may be unable to effectively plan for and respond to those changes, and our business could be negatively affected.

We maintain a significant investment in inventory and have recently made significant investments in the expansion of our operations to meet recent increases in demand for our product without long-term contracts with customers. A decline in our customers’ purchases could lead to a decline in our sales and profitability.

We do not have long-term contracts with many of our customers. Generally, our product sales are made on a purchase order basis, which allows our customers to reduce or discontinue their purchases from us. Accordingly, we cannot predict the timing, frequency or size of our future customer orders. Our ability to accurately forecast our sales is further complicated by the current global economic uncertainty. We maintain significant inventories at MTM S.r.L., the principal operating company in our transportation division, in an effort to ensure that our European transportation customers have a reliable source of supply. Our total inventory at March 31, 2009 was $98.1 million, an increase of $5.5 million compared to our total inventory at December 31, 2008. If we fail to anticipate the changing needs of our customers and accurately forecast our customer demands, our customers may not continue to place orders with us, and we may accumulate significant inventories of products that we will be unable to sell or return to our vendors. This may result in a significant decline in the value of our inventory and a decrease to our future gross profit.

In addition, due in part to the recent fluctuations in gasoline prices that have oriented automotive manufacturers to promote gaseous fuel equipment and the perceived environmental benefits from alternative fuels, we have experienced a recent, significant increase in the demand for our fuel systems components and systems. To meet this increase in demand, we have recently expanded our operational capacity, including opening new facilities in Italy. We may continue to make significant investments in our business to increase our operational capacity without any guarantees or long-term commitments from our customers that they will continue to purchase our components and systems with the same timing, frequency and size as we expect. As a result, we may not recover the costs of any increased investment in our operations which could have a material, adverse effect on our consolidated financial position, results of operations and cash flows.

Our existing debt could adversely affect our business and growth prospects.

At March 31, 2009, we had approximately $37.3 million of outstanding debt and credit lines that allow us to borrow up to an aggregate of $33.5 million. Our level of debt, the cash flow needed to satisfy our debt and the covenants contained in our credit agreements could:

•	limit funds otherwise available for financing our capital expenditures by requiring us to dedicate a portion of our cash flows from operations to the repayment of debt and the interest on this debt;

•	limit our ability to incur additional indebtedness;

•	limit our ability to capitalize on significant business opportunities;

•	place us at a competitive disadvantage to those of our competitors that are less indebted than we are;

•	make us more vulnerable to rising interest rates;

•	make us more vulnerable in the event of a downturn in our business;

•	prevent us from obtaining additional financing on acceptable terms or limit amounts available under our existing or any future credit facilities; and

•

result in an event of withdrawal under our €15.0 million (approximately $19.8 million converted into U.S. dollars based on the average interbank currency exchange rate on March 31, 2009) financing agreement with Banca IMI S.p.A. and Intesa Sanpaolo S.p.A. if Mariano Costamagna, our Chief Executive Officer, and his brother collectively ceases to hold, directly or indirectly, at least 10% of the outstanding capital stock of Fuel Systems, unless the reduction in ownership is attributable to one or more issuances of Fuel Systems capital stock or a merger or other fundamental corporate transaction which causes a variation in the outstanding capital stock.

Further declines in oil prices may adversely affect the demand for our products.

We believe that our sales in recent years have been favorably impacted by increased consumer demand prompted by rising oil prices. In the past several months, oil prices rapidly decreased and may remain low or continue to decrease, resulting in a decline of the demand for our products, which would adversely affect our revenue, operating results and cash flows.

We are dependent on certain key customers, and the loss of one or more customers could have a material adverse effect on our business.

A substantial portion of our business results from sales to key customers. In the quarter ended March 31, 2009, one customer represented 20.7% of our consolidated sales. In the year ended December 31, 2008, one customer represented 10.7% of our consolidated sales. Sales to our top ten customers during the quarter ended March 31, 2009 and year ended December 31, 2008 accounted for approximately 60.0% and 39.7% of our consolidated sales, respectively. If our largest customer or several of these key customers were to reduce their orders substantially, we would suffer a decline in revenue and profits, and those declines could be material and adverse.

We currently face and will continue to face significant competition, which could result in a decrease in our revenue.

We currently compete with companies that manufacture products to convert liquid-fueled internal combustion engines to gaseous fuels. Increases in the market for alternative fuel vehicles may cause automobile or engine manufacturers to develop and produce their own fuel conversion or fuel management equipment rather than purchasing the equipment from suppliers such as us. In addition, greater acceptance of alternative fuel engines may result in new competitors. Should any of these events occur, the total potential demand for our products could be adversely affected and cause us to lose existing business.

Our business is subject to seasonal influences.

Operating results for any quarter are not indicative of the results that may be achieved for any subsequent quarter or for a full year. Many of the factors that impact our operating results are beyond our control and difficult to predict. They include seasonal work patterns due to vacations and holidays, particularly in our European manufacturing facilities, and fluctuations in demand for the end-user products in which our products are placed.

Currency exchange rate fluctuations and devaluations may have a significant adverse effect on our revenue, sales and overall financial results.

For the quarter ended March 31, 2009, non-U.S. operations accounted for approximately 85% of our revenue. Therefore, gains and losses on the conversion of foreign currency denominated expenses into U.S. dollars could cause fluctuations in our results of operations, and fluctuating exchange rates could cause significantly reduced revenue and/or gross margins from non-U.S. dollar-denominated international revenue.

Also, for the quarter ended March 31, 2009, euro denominated revenue accounted for approximately 74% of our total revenue; therefore, a substantial change in the rate of exchange between the U.S. dollar and the euro could have a significant adverse affect on our financial results.

The U.S. dollar has been gaining strength against foreign currencies in recent months. If the exchange rate between the U.S. dollar and the euro shifts significantly because of a strengthening U.S. dollar, a large portion of our revenue may be reduced in the translation from euro to U.S. dollar for financial reporting purposes. We currently do not and may not in the future be able to hedge against these risks.

Adverse currency fluctuations may hinder our ability to economically procure key materials and services from overseas vendors and suppliers, may affect the value of our debt, and may affect our profit margins.

Because of our significant operations outside of the United States, we engage in business relationships and transactions that involve many different currencies. Exchange rates between the U.S. dollar and the local currencies in these foreign locations where we do business can vary unpredictably. These variations may have an effect on the prices we pay for key materials and services from overseas vendors in our functional currencies under agreements that are priced in local currencies. If exchange rates with local currencies decline, our effective costs for such materials and services would increase, adversely affecting our profitability. Operating cash balances held at non-U.S. banks (which were 91.2% of our consolidated cash and cash equivalents at March 31, 2009) are not federally insured and therefore may pose a risk of loss to us.

We face risks associated with marketing, distributing, and servicing our products internationally.

In addition to our operations in the United States, we currently operate in Italy, Australia, the Netherlands, Japan, Brazil and Argentina, and market our products and technologies in other international markets, including both industrialized and developing countries. During 2009 and 2008, approximately 10% and 13% of our revenue, respectively, was derived from sales to customers located within the United States and Canada, and the remaining 90% and 87%, respectively, was derived from sales in Asia, Europe, Latin America and the Middle East where economics and fuel availability make our products more competitive. Additionally, approximately 88% of our employees and 80% of our approximately 330 distributors and dealers worldwide are located outside the United States. Our combined international operations are subject to various risks common to international activities, such as the following:

•	our ability to maintain good relations with our overseas employees and distributors and to collect amounts owed from our overseas customers;

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expenses and administrative difficulties associated with maintaining a significant labor force outside the United States, including without limitation the need to comply with employment and tax laws and to adhere to the terms of real property leases and other financing arrangements in foreign nations;

•	potential difficulties in enforcing contractual obligations and intellectual property rights;

•	complying with a wide variety of laws and regulations, including product certification, environmental, and import and export laws;

•	the challenges of operating in disparate geographies and cultures;

•	political and economic instability; and

•	restrictions on our ability to repatriate dividends from our subsidiaries.

We may not be able to successfully integrate our recently acquired businesses or any future acquired businesses into our existing worldwide business without substantial expenses, delays or other operational or financial problems.

1.    We have recently acquired the Argentine company Distribuidora Shopping S.A. and its subsidiary Tomasetto Achille, S.A., and the purchase of 50% interest in WMTM Equipamento de Gases Ltd. from White Martin Gases Industriais S.A. (“WMTM”), BRC Brasil’s 50% joint venture partner in WMTM, and as a part of our business strategy we may seek to acquire additional businesses, technologies or products in the future. We cannot assure you that any acquisition or any future transaction we complete will result in long-term benefits to us or our stockholders, or that our management will be able to integrate or manage the acquired business effectively. We could also incur unanticipated expenses or losses in connection with any acquisition or future transaction.

Acquisitions entail numerous risks, including difficulties associated with the integration of operations, technologies, products and personnel that, if realized, could harm our operating results. Risks related to potential acquisitions include, but are not limited to:

•	difficulties in combining previously separate businesses into a single unit;

•

inability to overcome differences in foreign business practices, accounting practices, customs and importation regulations, language and other barriers in connection with the acquisition of foreign companies;

•	substantial diversion of management’s attention from day-to-day business when evaluating and negotiating such transactions and then integrating an acquired business;

•	discovery, after completion of the acquisition, of liabilities assumed from the acquired business or of assets acquired that are not realizable;

•	costs and delays in implementing, and the potential difficulty in maintaining, uniform standards, controls, procedures and policies, including the integration of different information systems;

•	the presence or absence of adequate internal controls and/or significant fraud in the financial systems of acquired companies; and

•	failure to achieve anticipated benefits such as cost savings and revenue enhancements.

We depend on a limited number of third party suppliers for key materials and components for our products.

We have established relationships with third party suppliers that provide materials and components for our products. A supplier’s failure to supply materials or components in a timely manner or to supply materials and components that meet our quality, quantity or cost requirements, combined with a delay in our ability to obtain substitute sources for these materials and components in a timely manner or on terms acceptable to us, would harm our ability to manufacture our products or would significantly increase our production costs, either of which would negatively impact our results of operations and business. In addition, we rely on a limited number of suppliers for certain proprietary die cast parts, electronics, software, catalysts as well as engines for use in our end products. Approximately 31.3% and 34.6% of our purchases of raw materials and services during the periods ended March 31, 2009 and December 31, 2008, respectively, were supplied by ten entities. We could incur significant costs in the event that we are forced to utilize alternative suppliers.

We engage in related party transactions, which could result in a conflict of interest involving our management.

We have engaged in the past, and continue to engage, in a significant number of related party transactions, specifically between the Company’s foreign subsidiaries and members of the family of our CEO and largest stockholder, his brother, companies our CEO’s family owns in part or may control and companies that employees and service providers own in whole or in part and former owners of the companies we have purchased in foreign countries. Many of these relationships stem from the fact that when we acquired these foreign subsidiaries they were privately owned and such transactions are not uncommon in privately owned companies. Our Board Committees review and analyze such related party transactions which are on going and review new transactions which may be proposed for purposes both of analyzing whether they are substantially equivalent to arms length dealings and of various other impacts on our company. We cannot assure you that the terms of the transactions with these various related parties are on terms as favorable to us as those that could have been obtained in arm’s-length transactions with third parties, or that the existing policies and procedures are sufficient to identify and completely address conflicts of interest that may arise. Related party transactions could result in related parties receiving more favorable treatment than an unaffiliated third party would receive, although these parties may provide services that are not readily available elsewhere in some situations. In addition, related party transactions in general have a higher potential for conflicts of interest than third-party transactions, could result in significant and minor disadvantages to our company and may impair investor confidence, which could have an adverse effect on our financial conditions and results of operations. Related party transactions could also cause us to become materially dependent on related parties in the ongoing conduct of our business, and related parties may be motivated by personal interests to pursue courses of action that are not necessarily in the best interests of our company and our stockholders.

We are highly dependent on certain key personnel.

Our success depends on the management and leadership skills of our senior management team. The unexpected loss of any of these individuals or an inability to attract and retain additional personnel could impede or prevent the implementation of our business strategy. Although we have incentives for management to stay with us, we cannot assure that we will be able to retain all of our existing senior management personnel or attract additional qualified personnel when needed.

Mariano Costamagna’s employment agreement may limit our board of directors’ ability to change our senior management.

Mariano Costamagna, BRC’s co-founder, our Chief Executive Officer and director, has entered into a new employment agreement with us that is effective from January 1, 2009 until December 31, 2012. His new employment agreement provides for an annual base salary of $360,000 paid in U.S. dollars and €120,000 paid in euros (approximately $157,000 converted to U.S. dollars as of March 31, 2009), as well as bonuses, benefits and expenses. If, during the term of his employment, we terminate Mr. Costamagna’s employment other than for “cause” or disability or if Mr. Costamagna resigns for “good reason,” we must pay Mr. Costamagna a severance payment equal to $5.0 million divided into five equal installments (the first of which is due on the 60th day following termination with subsequent installments due on each anniversary of termination); provided that Mr. Costamagna abides by certain covenants limiting his ability to compete with us, solicit our employees or interfere with our business during those four years following his termination. The required severance payment may limit our board of directors’ ability to decide whether to retain or to replace Mr. Costamagna or to reallocate management responsibilities among our senior executives, a fact that may, in certain circumstances, have an adverse effect on our business, operations and financial condition.

Unionized labor disputes at original equipment manufacturer facilities can negatively affect our product sales.

As we become more dependent on vehicle conversion programs with OEMs, we will become increasingly dependent on OEM production and the associated labor forces at OEM sites. For the quarter ended March 31, 2009 and year ended December 31, 2008, direct OEM product sales accounted for 64.6% and 39.5% of our revenue, respectively. Labor unions represent most of the labor forces at OEM facilities. In the past, labor disputes have occurred at OEM facilities, which have adversely impacted our direct OEM product sales. Such labor disputes are likely to occur in the future and, if they do occur, will negatively impact our sales and profitability.

Some of our foreign subsidiaries have done and may continue to do business in countries subject to U.S. sanctions and embargoes, including Iran, and we have limited managerial oversight over those activities. As a result, potential investors may choose to not invest in our common stock.

Some of our foreign subsidiaries sell fuel delivery systems, related parts and accessories to customers in Iran, a country that is currently subject to sanctions and embargoes imposed by the U.S. government and the United Nations and a country identified by the U.S. government as a terrorist-sponsoring state. The sales to customers in Iran have increased during the last several years. The sanctions and embargoes do not prohibit our foreign subsidiaries from selling products and providing services in Iran, but they do prohibit Fuel Systems and our domestic subsidiaries, as well as employees of our foreign subsidiaries who are U.S. citizens, from participating in, approving or otherwise facilitating any aspect of the business activities in that country.

The constraints on our ability to have U.S. persons, including our senior management, provide managerial oversight and supervision over sales in Iran may negatively affect the financial or operating performance of such business activities. We have procedures in place to conduct these operations in compliance with applicable U.S. laws. However, failure to comply with U.S. laws in our foreign operations could result in material fines and penalties, damage to our reputation and a reduction in the value of our shares of common stock.

In addition, our foreign subsidiaries’ activities in Iran could reduce demand for our stock among certain of our investors. Certain potential investors may avoid investing in our common stock for political reasons, rather than for business reasons.

Our business is directly and significantly affected by regulations relating to reducing vehicle emissions. If current regulations are repealed or if the implementation of current regulations is suspended or delayed, our revenue may decrease.

If regulations relating to vehicle emissions are amended in a manner that may allow for more lenient standards, or if the implementation of such currently existing standards is delayed or suspended, the demand for our products and services could diminish, and our revenue could decrease. In addition, demand for our products and services may be adversely affected by the perception that emission regulations will be suspended or delayed. In addition, we rely on emissions regulations, the adoption of which is out of our control, to stimulate our growth.

We are subject to governmental certification requirements and other regulations, and future more stringent regulations may impair our ability to market our products.

We must obtain product certification from governmental agencies, such as the EPA and the California Air Resources Board, to sell certain of our products in the United States and must obtain other product certification requirements in Italy and other countries. A significant portion of our future sales will depend upon sales of fuel management products that are certified to meet existing and future air quality and energy standards. We cannot assure you that our products will continue to meet these standards. We are currently incurring research and development costs as we strive to modify our products to comply with new EPA certification standards that will be effective January 1, 2010. The failure to comply with these certification requirements, or any others, could result in the recall of our products or civil or criminal penalties.

Any new government regulation that affects our alternative fuel technologies, whether at the foreign, federal, state, or local level, including any regulations relating to installation and service of these systems, may increase our costs and the price of our systems. As a result, these regulations may have a negative impact on our revenue and profitability and thereby harm our business, prospects, results of operations or financial condition.

Changes in tax policies and governmental incentives may reduce or eliminate the economic benefits that make our products attractive to consumers.

In some jurisdictions, such as the United States, Italy and Australia, governments provide tax benefits and incentives for clean-air vehicles, including tax credits, rebates and reductions in applicable tax rates. In certain of our markets, these benefits extend to vehicles powered by our systems. From time to time, governments change tax policies in ways that create benefits such as those for our customers. Reductions in or elimination of these tax benefits or incentives may adversely affect our revenue and results of operations.

The potential growth of non-gaseous alternative fuel products and lack of gaseous fueling infrastructure will have a significant impact on our business.

Our future success depends on the continued global expansion of the gaseous fuel industry. We recently announced the expansion of our automotive alternative fuel transportation business into the United States. Many countries, including the United States, currently have limited or no infrastructure to deliver natural gas and propane. Major growth of the United States and international markets for gaseous fuel vehicles is significantly dependent on United States and international politics, governmental policies and restrictions related to business management. In the United States, alternative fuels such as natural gas currently cannot be readily obtained by consumers for motor vehicle use, and only a small percentage of motor vehicles manufactured for the United States are equipped to use alternative fuels. Users of gaseous fuel vehicles may not be able to obtain fuel conveniently and affordably, which may adversely affect the demand for our products. We do not expect this trend to improve in the United States in the foreseeable future. Our ability to attract customers and sell products successfully in the alternative fuel industry also depends significantly on the current price differential between liquid fuels and gaseous fuels. We cannot assure you that the United States or global market for gaseous fuel engines will expand broadly or, if it does, that it will result in increased sales of our fuel system products. In addition, we have designed many of our products for gaseous fuel vehicles powered by internal combustion engines, but not for other power sources, such as electricity or alternate forms of power. If there is major growth in the market relating to those power sources, our revenue may not increase and may decline.

New technologies could render our existing products obsolete.

New developments in technology may negatively affect the development or sale of some or all of our products or make our products obsolete. Our inability to enhance existing products in a timely manner or to develop and introduce new products that incorporate new technologies, conform to increasingly stringent emission standards and performance requirements, and achieve market acceptance in a timely manner could negatively impact our competitive position. New product development or modification is costly, involves significant research, development, time and expense and may not necessarily result in the successful commercialization of any new products.

We have a significant amount of goodwill and intangible assets that may become impaired, which could impact our results of operations.

Approximately $15.4 million or 5.0% of our total assets at March 31, 2009 were net intangible assets, including technology, customer relationships, trade name, and approximately $47.8 million or 15.7% of our total assets at March 31, 2009 were goodwill that relates to our acquisitions, primarily from BRC. We amortize the intangible assets, with the exception of goodwill, based on our estimate of their remaining useful lives and their values at the time of acquisition. We are required to test goodwill for impairment at least on an annual basis, or earlier if we determine it may be impaired due to change in circumstances. We are required to test the other intangible assets with definite useful lives for impairment whenever events or changes in circumstances indicate that the carrying amounts of the intangible assets may not be recoverable. If impairment exists in any of these assets, we are required to write-down the asset to its estimated recoverable value as of the measurement date. Such impairment write-downs may significantly impact our results of operations.

An investor in our common stock may incur substantial dilution; Future sales of our common stock could adversely affect our stock price.

An investor in our common stock may incur immediate and substantial dilution representing any difference between our net tangible book value and the as adjusted net tangible book value after giving effect to the offering price in a future offering under this registration statement. In addition, substantial sales of our common stock, including shares issued upon exercise of our outstanding options, in the public market or the perception by the market that these sales could occur, could lower our stock price or make it difficult for us to raise additional equity. As of March 31, 2009, we had 16,073,809 shares of common stock outstanding, excluding 12,250 shares issued but held by us as treasury stock. Except for the 3,371,373 shares held by Mariano Costamagna and his family members and affiliates, which are subject to the “volume,” “manner of sale” and other selling restrictions of Rule 144, all of these shares are currently freely tradable.

As of March 31, 2009, up to 90,100 shares were issuable upon the exercise of options, all of which were vested and exercisable. Subject to applicable vesting and registration requirements, upon the exercise of these options the underlying shares may be resold into the public market. In the case of outstanding options that have exercise prices less than the market price of our common stock from time to time, investors would experience dilution. We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will harm the market price of our common stock or our ability to raise capital by offering equity securities.

Class action litigation due to stock price volatility or other factors could cause us to incur substantial costs and divert our management’s attention and resources.

From January 1, 2009 through March 31, 2009, our stock price has fluctuated from a low of $9.83 to a high of $36.34. During 2008, our stock price has fluctuated from a low of $9.80 to a high of $61.24. In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. Companies in the technology industries are particularly vulnerable to this kind of litigation due to the high volatility of their stock prices. Accordingly, we may in the future be the target of securities litigation. Any securities litigation could result in substantial costs and could divert the attention and resources of our management.

Our actual operating results may differ significantly from our guidance.

From time to time, we release guidance in our quarterly earnings releases, quarterly earnings conference calls or otherwise, regarding our future performance that represent our management’s estimates as of the date of release. This guidance, which includes forward-looking statements, is based on projections prepared by our management. These projections are not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our registered public accountants nor any other independent expert or outside party compiles or examines the projections and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto.

Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. The principal reason that we release guidance is to provide a basis for our management to discuss our business outlook with analysts and investors. We do not accept any responsibility for any projections or reports published by any such persons.

Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date of release. Actual results will vary from our guidance and the variations may be material. We do not undertake or plan to update or revise any such guidance to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances after the date of the release, even if such results, changes or circumstances make it clear that such guidance will not be realized. In light of the foregoing, investors are urged not to rely upon, or otherwise consider, our guidance in making an investment decision in respect of our common stock.

Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in this “Risk Factors” section in this prospectus could result in the actual operating results being different from our guidance, and such differences may be adverse and material.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain forward-looking statements that involve risks and uncertainties. These statements may be found throughout this prospectus, particularly under the headings “Prospectus Summary” and “Risk Factors.” These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward looking statements.

In most cases, you can identify forward looking statements by the following words: “may,” “will,” “would,” “should,” “expect,” “anticipate,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “on-going” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and beliefs concerning future business conditions, our results of operations, financial position and our business outlook, or state other “forward-looking” information based on currently available information.

There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors”. You should read these risk factors and the other cautionary statements made in this prospectus and any prospectus supplement as being applicable to all related forward looking statements wherever they appear in this prospectus or any prospectus supplement. We cannot assure you that the forward-looking statements in this prospectus or any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all.

The forward-looking statements made in this prospectus or any prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except to the extent required by applicable securities law.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities for general corporate purposes, which may include the repayment or refinancing of indebtedness or the acquisition of complementary products or businesses which further our corporate strategy. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds temporarily until we use them for their stated purpose.

If and when we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including our future revenue growth, if any, our future capital expenditures and the amount of cash required by our operations. Many of these factors are beyond our control. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 200,000,000 shares of common stock having a par value of $0.001 per share and 1,000,000 shares of preferred stock having a par value of $0.001 per share. As of April 30, 2009, there were outstanding 16,074,276 shares of common stock held by 273 stockholders of record, excluding 12,250 shares of treasury stock, and no shares of preferred stock.

Common Stock

Subject to the rights specifically granted to holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to vote together as a class on all matters submitted to a vote of our stockholders and are entitled to any dividends that may be declared by the board of directors. At meetings of stockholders, our common stockholders are entitled to one vote per share. Our common stockholders do not have cumulative voting rights. Upon the dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Our common stockholders have no preemptive rights to purchase shares of our stock. The issued and outstanding shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are, and the shares of common stock to be issued in this offering will be, upon payment therefore, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our common stock and preferred stock we may issue in the future.

Preferred Stock

Fuel Systems’ certificate of incorporation provides for the issuance of up to 1,000,000 shares of preferred stock. As of the date of this prospectus, there are no outstanding shares of preferred stock, and we do not have any current plans to issue any shares of preferred stock.

Issuance of Additional Common Stock and Preferred Stock

Subject to certain limitations prescribed by law, our board of directors is authorized, without further stockholder approval, from time-to-time to issue up to 200,000,000 shares of our common stock and 1,000,000 of our preferred stock, in one or more series. Each new series of preferred stock may have different rights and preferences that may be established by our board of directors. A majority of our directors must approve any issuance by us of our common stock or preferred stock. The rights and preferences of future series of preferred stock may include:

•	number of shares to be issued;

•	dividend rights and dividend rates;

•	right to convert the preferred stock into common stock;

•	voting rights attributable to the preferred stock;

•	right to receive preferential payments upon our liquidation;

•	right to set aside a certain amount of assets for payments relating to the preferred stock; and/or

•	prices to be paid upon redemption of the preferred stock.

Options

As of March 31, 2009, we had outstanding options to purchase 90,100 shares, in the aggregate, of our common stock, all of which were vested and then exercisable. We have reserved 90,100 shares, in the aggregate, of our common stock for issuance under our stock option plans.

Anti-Takeover Considerations and Special Provisions of Our Certificate of Incorporation and Our Bylaws

Stockholder Protection Rights Agreement. On June 27, 2006, the Company implemented a Stockholder Protection Rights Agreement for the purpose of deterring any potential coercive or unfair takeover tactics in the event of an unsolicited takeover attempt. Pursuant to the Rights Agreement, each outstanding share of our common stock has attached to it one right to purchase shares of our common stock with a value equal to twice the exercise price of $100 per right upon the occurrence of certain events, including a person or entity acquiring 15% or more of the outstanding shares of our common stock. The rights are not currently exercisable and no separate certificates evidencing such rights will be distributed, unless certain events occur. The rights are transferred with and only with our common stock.

The rights will expire on the earliest of (1) the “exchange time,” as defined in the Rights Agreement, (2) the close of business on July 22, 2009 (subject to further extension by our board of directors), (3) the date on which the rights are redeemed as described in the Rights Agreement, or (4) immediately prior to the effective time of a consolidation, merger or share exchange of the Company.

The rights have certain anti-takeover effects, which may deter, delay, or prevent a change in control that might otherwise be in the best interests of our stockholders. The rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by our board of directors. The Company may redeem all (but not less than all) of the rights at $0.01 per right under certain circumstances, after which each right will represent only the right to receive the redemption price.

Certificate of incorporation and bylaws. A number of provisions of our certificate of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders. Provisions that grant our board of directors the ability to issue shares of common and preferred stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our board of directors, including takeovers which may be considered by some stockholders to be in their best interests. Certain provisions could delay or impede the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of our common stock. Our board of directors believes that these provisions are appropriate to protect our interests and the interests of our stockholders.

These provisions include the following:

•

no stockholder actions may be taken by written consent, unanimous or otherwise, in lieu of a stockholder meeting, and any alteration, amendment or repeal of such provision requires the approval of at least 80 percent of our common stock entitled to vote generally in the election of directors,

•

the stockholders may only remove the directors for cause upon the affirmative vote of at least 80 percent of our common stock entitled to vote generally in the election of directors, and any alteration, amendment or repeal of such provision requires the approval of at least 80 percent of our common stock entitled to vote generally in the election of directors,

•	the directors will be explicitly granted protection when acting in good faith reliance on our books and records,

•

no amendment or repeal to the provision limiting directors’ liability may adversely affect any existing indemnification right or protection of a director under the General Corporation Law of the State of Delaware or have any effect on any prior occurring act or omission of any director,

•	our obligation to recognize equitable claims by a transferee of our shares prior to the surrender of the stock certificate or request to record such transfer is limited and

•

Fuel Systems’ certificate of incorporation expressly opts out of the restrictions imposed on “business combinations” with “interested stockholders” under Section 203, such that neither stockholder nor board approval will be required to consummate certain unfriendly corporate takeovers by “interested stockholders.”

Classified board of directors. Our bylaws divide our board of directors into three classes. Moreover, no director may be removed prior to the expiration of his or her term except for cause by the affirmative vote of at least 80 percent of our common stock entitled to vote generally in the election of directors, and any alteration, amendment or repeal of such provision requires the approval of at least 80 percent of our common stock entitled to vote generally in the election of directors. These provisions in our bylaws may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us and may maintain the incumbency of our board of directors, because this structure generally increases the difficulty of, or may delay, replacing a majority of the directors.

Meetings of stockholders. Our bylaws provide that annual meetings of our stockholders may take place at the time and place established by our board of directors. A special meeting of our stockholders may be called at any time by our secretary or any other officer, whenever directed by the board of directors or by the Chief Executive Officer. No stockholder actions may be taken by written consent, unanimous or otherwise, in lieu of a stockholder meeting, and any alteration, amendment or repeal of such provision requires the approval of at least 80 percent of our common stock entitled to vote generally in the election of directors.

Filling of board vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of our directors then in office.

Amendment of the bylaws. Our bylaws may be amended or repealed by a majority of our board of directors. Any amendment or repeal of our bylaws which has not previously received the approval of our board of directors shall require for adoption the affirmative vote of the holders of at least a majority of the voting power of our then outstanding shares of capital stock entitled to vote at any duly convened annual or special meeting of the stockholders, in addition to any other approval which is required by law, the certificate of incorporation, the bylaws or otherwise. Our certificate of incorporation also requires the approval of at least 80 percent of our common stock entitled to vote generally in the election of directors to amend or repeal the provision limiting directors’ liability in a manner that may adversely affect any existing indemnification right or protection of a director under the General Corporation Law of the State of Delaware or have any effect on any prior occurring act or omission of any director. In addition, Fuel Systems’ bylaws require the approval of at least 80 percent of our common stock entitled to vote generally in the election of directors to amend or repeal the provision prohibiting stockholder actions by written consent or the provision providing director indemnification.

Transfer Agent and Registrar

Mellon Bank is the transfer agent and registrar for our common stock.

Listing

Our common stock is traded on the NASDAQ Global Market under the symbol “FSYS”.

DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. Further information regarding the trustee may be provided in the prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We use the term “indentures” in this prospectus to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or Trust Indenture Act. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are not complete and are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. The prospectus supplement will describe the particular terms of any debt securities we may offer and may supplement the terms summarized below. We urge you to read the applicable prospectus supplements related to the debt securities that we may sell under this prospectus, as well as the indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The indentures may or may not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and may or may not contain financial or similar restrictive covenants. The indentures may or may not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or any depositary named by us and identified in a prospectus supplement with respect to that series. At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The debenture trustee will be identified in the prospectus supplement relating to debt securities.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State specified in the prospectus supplement, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common stock or preferred stock or debt securities, or any combination of these securities, which are collectively referred to in this prospectus as “underlying warrant securities.” We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will contain a description of the following terms:

•	the title of the warrants;

•	the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;

•	the designation and terms of the underlying warrant securities, if any, with which the warrants are to be issued and the number of warrants issued with each underlying warrant security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•

the currency or currencies, and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.

Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the principal amount of debt securities or number of shares of preferred stock or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Holders of warrants may exercise their respective warrants as set forth in the prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants to purchase securities, holders of the warrants will not have any of the rights of holders of the underlying warrant securities.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of warrants and will be available as described under the heading “Where You Can Find More Information” below.

PLAN OF DISTRIBUTION

We may sell or issue the shelf securities from time to time in any one or more of the following ways:

•	through underwriters or dealers; or

•	through agents; or

•	directly to a limited number of purchasers or to a single purchaser.

Registration of the shelf securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold. For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the shelf securities, including:

•	the name or names of any underwriters and the respective amounts of any securities underwritten or purchased by each of them;

•	the name or names of any person or persons to whom we sell or issue any securities;

•	the initial public offering price and the proceeds we will receive;

•	any discounts, commissions or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the shelf securities offered.

If underwriters are used in the sale of any shelf securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

The shelf securities may be sold or issued directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the shelf securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities. Agents and underwriters may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher then the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the common stock, which is quoted on the NASDAQ Global Market, will have no established trading market. We may elect to list any other class or series of securities on an exchange whether domestic or foreign, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

We will bear all costs, expenses and fees associated with the registration of the shares of common stock.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Day Pitney LLP, New York, New York.

EXPERTS

The consolidated financial statements and consolidated financial statement schedules as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act).

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	Current Reports on Form 8-K filed January 22, 2009, January 28, 2009, March 3, 2009, March 13, 2009, May 6, 2009, May 15, 2009 and June 1, 2009;

•	The description of capital stock contained in Registration Statement on Form 8-A filed August 25, 2006, including any amendment or report filed for the purpose of updating such description; and

•

The description of common stock purchase rights contained in Registration Statement on Form 8-A filed August 25, 2006, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC that are made after the initial filing date of this registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus under the terms of:

•	Sections 13(a) and (c) of the Exchange Act;

•	Section 14 of the Exchange Act; and

•	Section 15(d) of the Exchange Act.

We are not, however, incorporating, in each case, any documents or information that have been “furnished” but not “filed” for purposes of the Exchange Act.

We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. Written requests for copies should be directed to Attn: Matthew Beale, Fuel Systems Solutions, Inc., 780 Third Avenue, 25th Floor, New York, New York 10017. Telephone requests for copies should be directed to Mr. Beale at (646) 502-7170.

WHERE YOU CAN FIND MORE INFORMATION

Filings. We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC.

Registration Statement. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities that may be sold under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the shares to be sold in this offering, please refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to, are not necessarily complete, and in each instance please refer to the copy of the contract, agreement or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by this reference.

The predecessor to Fuel Systems was IMPCO Technologies, Inc., and all of our filings with the SEC prior to our reorganization are filed under the name of IMPCO Technologies, Inc. Our periodic and current reports, and any amendments to those reports, are available, free of charge, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC on our website: www.fuelsystemssolutions.com. The information on our website is not incorporated by reference into this report.

You may read and copy all or any portion of the registration statement or any reports, proxy statements and other information we file with the SEC at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. You can also find our SEC filings at the SEC’s web site at http://www.sec.gov.

                     Shares

Common Stock

PROSPECTUS    SUPPLEMENT

BofA Merrill Lynch

UBS Investment Bank

Stifel Nicolaus Weisel

Lazard Capital Markets

Canaccord Genuity

Craig-Hallum Capital Group

December     , 2010